Exhibit 10.151

PURCHASE AND SALE AGREEMENT

BETWEEN

THE WOODLANDS HOTEL, L.P.

AS SELLER

AND

INLAND AMERICAN LODGING ACQUISITION, INC.

AS PURCHASER

DATED AUGUST 22, 2007

i

		Page No.

Section 12.7	Time	34
Section 12.8	Confidentiality	34
Section 12.9	No Electronic Transactions	34
Section 12.10	Notices	34
Section 12.11	Construction	34
Section 12.12	Calculation of Time Periods	34
Section 12.13	Execution in Counterparts	35
Section 12.14	No Recordation	35
Section 12.15	Further Assurances	35
Section 12.16	Discharge of Obligations	35
Section 12.17	No Third Party Beneficiary	35
Section 12.18	Reporting Person	35
Section 12.19	Like-Kind Exchange	35

LIST OF DEFINED TERMS

Page No.

Accounts Receivables	21
Additional Earnest Money	1
Additional Property Information	9
Advance Bookings	9
Agreement	1
Applicable Person	1
Assignment	17
Casualty Notice	14
CERCLA	30
Closing	16
Closing Date	2
Convention Center Lease	6
Convention Center Project	6
Deed	17
Delinquent	20
Due Diligence Termination Notice	10
Earnest Money	1
Effective Date	2
Escrow Agent	2
Exchange	34
Guest Ledger	21
Hazardous Material	31
Hazardous Materials	31
Hazardous Substance	31
Hotel	4
Hotel Employees	8
Improvements	4
Independent Consideration	6
Initial Earnest Money	1
Inspection Period	2
Intangible Personal Property	5
Inventory	5
Land	4
License Agreements	6
Management Agreement	5
Manager	5
Marriott Consent	17
Material Damage	15
Materially Damaged	15
Natural Gas Liquids	31
OFAC	25
Operating Statements	8

Page No.

Permitted Exceptions	12
Permitted Outside Parties	10
Petroleum	31
Petty Cash	21
Pollutant or Contaminant	31
Property	4
Property Documents	10
Property Information	8
Proposed Purchase Price Allocation	7
Purchase Price	1
Purchaser	1
Purchaser Manager	15
qualified beneficiaries	16
Qualifying Event	16
Real Property	4
Rents	20
Rooms Ledger	5
Seller	1
Seller’s Broker	22
Seller’s Representatives	27
Service Contracts	5
Survey	12
Surveyor	12
Survival Period	27
Tangible Personal Property	5
Taxes	20
TCID	5
Title and Survey Review Period	2
Title Commitment	11
Title Commitment Delivery Date	2
Title Company	1
Title Policy	12
to Seller’s knowledge	27
to the best of Seller’s knowledge	27
Urban Retreat Lease	6
WARN Act	15

v

PURCHASE AND SALE AGREEMENT

The Woodlands Waterway Marriott Hotel, The Woodlands, Texas

This Purchase and Sale Agreement (this “Agreement”) is made and entered into by and between Purchaser and Seller.

RECITALS

A.                                    Defined terms are indicated by initial capital letters. Defined terms shall have the meaning set forth herein, whether or not such terms are used before or after the definitions are set forth.

B.                                      Purchaser desires to purchase the Property and Seller desires to sell the Property, all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein, as well as the sums to be paid by Purchaser to Seller, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:

ARTICLE 1
BASIC INFORMATION

1.1.1	Seller:	THE WOODLANDS HOTEL, L.P., a Texas limited partnership

1.1.2	Purchaser:	INLAND AMERICAN LODGING ACQUISITION, INC., a Delaware corporation

1.1.3	Purchase Price:	$137,000,000.00

1.1.4	Earnest Money:

$2,000,000.00 (the “Initial Earnest Money”), including interest thereon, to be deposited in accordance with Section 3.1 below, to be increased by $3,000,000.00 (the “Additional Earnest Money”) to $5,000,000.00, plus interest thereon, pursuant to Section 3.1.

1.1.5	Title Company:

Stewart Title Company of Montgomery County, Inc.
1610 Woodstead Court, Suite 100
The Woodlands, Texas 77380
Attn: Cynthia Kojak
Telephone: (832) 482-1844
Facsimile: (281) 367-0327
Email: ckojak@stewart.com

1.1.6	Escrow Agent:

Stewart Title Company of Montgomery County, Inc.
1610 Woodstead Court, Suite 100
The Woodlands, Texas 77380
Attn: Cynthia Kojak
Telephone: (832) 482-1844
Facsimile: (281) 367-0327
Email: ckojak@stewart.com

1.1.7	Effective Date:

The date on which this Agreement is executed by the latter to sign of Purchaser or Seller, as indicated on the signature page of this Agreement. If the execution date is left blank by either Purchaser or Seller, the Effective Date shall be the execution date inserted by the other party.

1.1.8	Title Commitment Delivery Date:	The date which is five (5) days after the Effective Date.

1.1.9	Title and Survey Review Period:	The period ending upon the expiration of the Inspection Period.

1.1.10	Inspection Period:	The period beginning on the Effective Date and ending the earlier to occur of (i) twenty-one (21) days after the Effective Date or (ii) September 12, 2007.

1.1.11	Closing Date:	The earlier to occur of (i) thirty (30) days from the end of the Inspection Period or (ii) October 12, 2007.

Section 1.2                                        Closing Costs. Closing costs shall be allocated and paid as follows:

RESPONSIBLE
COST	PARTY

Title Commitment required to be delivered pursuant to Section 5.1.	Seller

Premium for standard Title Policy delivered pursuant to Section 5.4, together with a Restrictions, Encroachments, Minerals Endorsement (T-19.1) (to the extent the Title Company will issue the same).	Seller

COST	RESPONSIBLE PARTY

Premium for any upgrade of Title Policy for any additional coverage and any endorsements desired by Purchaser (other than Endorsement T-19.1), any inspection fee charged by the Title Company, tax certificates, municipal and utility lien certificates, and any other Title Company charges.

Purchaser

Costs of Survey	Purchaser

Costs of any revisions, modifications or recertifications to the Survey	Purchaser

Costs for UCC searches	Purchaser

Recording fees	Purchaser

Any transfer taxes, sales taxes and fees due in connection with the transfer of the Property	Purchaser

Any taxes, fees or assessments in connection with any security instrument required by Purchaser’s lender	Purchaser

Any escrow fee charged by Escrow Agent for holding the Earnest Money or conducting the Closing	Purchaser: 1/2

Seller: 1/2

Real Estate Sales Commission to Broker	Seller

All other closing costs, expenses, charges and fees, including the respective parties’ attorneys’ fees and fees of professional consultants	Each party to pay its own

Section 1.3                                        Notice Addresses:

Purchaser:	Copy to:

Inland American Lodging Acquisitions, Inc.
390 N. Orange Avenue, Suite 1650
Orlando, Florida
Attention: Marcel Verbaas, President
Telephone: 407-317-6950
Facsimile: 407-999-8428
E-mail: Verbaas@inlandgroup.com

The Inland Real Estate Group, Inc.
Law Development
2901 Butterfield Road
Oak Brook, IL 60523
Attention: Scott Wilton, Esquire
Telephone: 630-218-8000
Facsimile: 630-218-4900
E-mail: swilton@inlandgroup.com

Copy to:

Lowndes, Drosdick, Doster, Kantor & Reed, PA
215 N. Eola Drive
Orlando, FL 32801
Attention: Richard J. Fildes, Esquire
Telephone: 407-843-4600
Facsimile: 407-843-4444
E-mail: rich.fildes@lowndes-law.com

Seller:	Copy to:
The Woodlands Hotel, L.P. 2201 Timberloch Place The Woodlands, Texas 77380-1181 Attention: Dan B. Leverett Telephone: (281) 719-6142 Facsimile: (281) 719-6280 E-mail:dleverett@thewoodlands.com	The Woodlands Operating Company, L.P. 2201 Timberloch Place The Woodlands, Texas 77380-1181 Attention: Karen West Telephone: (281) 719-6224 Facsimile: (281) 719-6280 E-mail:kwest@thewoodlands.com

ARTICLE 2
PROPERTY

Section 2.1                                      Property. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the “Property”):

2.1.1                         Real Property. The land described in Exhibit A attached hereto (the “Land”), together with (a) all improvements located thereon, including that certain hotel located at 1601 Lake Robbins Drive, The Woodlands, Texas 77380 (the “Hotel”), but expressly excluding improvements and structures owned by any tenant (“Improvements”), (b) without warranty, all right, title and interest of Seller, if any, in and to the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and (c) without warranty, all right, title, and interest of Seller, if any, in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the Land (collectively, the “Real Property”).

2.1.2                         Tangible Personal Property. All of Seller’s right, title and interest, without warranty, in the equipment, machinery, furniture, furnishings, supplies, Inventory and other tangible personal property, if any, owned by Seller, and now or hereafter located in and used in connection with the operation, ownership or management of the Real Property, but specifically excluding any items of personal property owned or leased by Manager (as defined below), tenants, licensees or concessionaires at or on the Real Property, including any items of personal property containing the logo, tradename, trademark or branding of the name “Marriott” or any derivative thereof (provided that any items of personal property containing the logo, tradename, trademark or branding of the name “Marriott” or any derivative thereof shall be included as Tangible Personal

Property to the extent that Purchaser has obtained a proper use license from the Manager with respect thereto), and further excluding any items of personal property owned by third parties and leased to Seller (other than pursuant to an assignment of Seller’s right, title and interest in any such lease hereunder) (collectively, the “Tangible Personal Property”). As used herein, “Inventory” shall mean all of Seller’s right, title and interest, without warranty, in all inventories of food in open or unopened containers or cases and any used or reserve stock of linens, china, glassware, silver eating utensils, uniforms, towels, paper goods, soaps, cleaning supplies and similar materials with respect to the operation, ownership or management of the Hotel, but specifically excluding any items of personal property containing the logo, tradename, trademark or branding of the name “Marriott” or any derivative thereof (provided that any items of personal property containing the logo, tradename, trademark or branding of the name “Marriott” or any derivative thereof shall be included as Tangible Personal Property to the extent that Purchaser has obtained a proper use license from the Manager with respect thereto).

2.1.3                                    Intangible Personal Property. All of Seller’s right, title and interest, if any, without warranty, in all intangible personal property related to the Real Property and the Improvements, including, without limitation: Seller’s rights and interests, if any, in the name of the Real Property and/or the name of the Hotel; the plans and specifications and other architectural and engineering drawings for the Improvements, if any (to the extent assignable without cost to Seller); contract rights related to the operation or ownership of the Real Property, including operating agreements (and including without limitation the Convention Center Booking and Blocking Agreement dated June 29, 2001 between Seller and Town Center Improvement District of Montgomery County, Texas (“TCID”), as amended to date), maintenance, service, construction, supply and equipment rental contracts, if any (collectively, the “Service Contracts”) (Seller’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement, at Seller’s cost unless otherwise expressly provided herein or agreed to by Seller and Purchaser), but not including License Agreements (defined below), that certain Management Agreement dated as of July 18, 2001 (as amended to date, the “Management Agreement”) between Seller and Marriott Hotel Services, Inc. (“Manager”); warranties (to the extent assignable without cost to Seller); governmental permits, approvals and licenses, if any (to the extent assignable without cost to Seller); telephone exchange numbers (to the extent assignable without cost to Seller); Advance Bookings (defined below); Purchaser’s share of the Rooms Ledger as defined in and determined under Section 8.1.4 hereof; and the Petty Cash, Purchaser’s share of the Guest Ledger, and Accounts Receivables (each as defined in Section 8.1.5 hereof) (all of the items described in this Section 2.1.3 collectively referred to as the “Intangible Personal Property”). Tangible Personal Property and Intangible Personal Property shall not include (a) any appraisals or other economic evaluations of, or projections with respect to, all or any portion of the Property, including, without limitation, budgets prepared by or on behalf of Seller, Manager or any affiliate thereof, (b) any documents, materials or information which are subject to attorney/client, work product or similar privilege, which constitute attorney communications with respect to the Property and/or Seller, or which are subject to a confidentiality agreement, and any trade name, mark or other identifying material that includes the name “Marriott” or the name “The Woodlands” or any derivative thereof. Provided however, Seller and Purchaser shall enter into a license agreement for the use of the name “The Woodlands” or “Woodlands” by Purchaser, if the parties can mutually agree on the form of license agreement (which shall be negotiated in good faith by the parties) prior to the end of the Inspection Period.

2.1.4                                License Agreements. All of Seller’s right, title and interest, without warranty, in and to all agreements, if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Real Property and generate income to Seller as the owner of the Real Property, including that certain (i) lease agreement dated June 24, 2005 between Seller and Urban Retreat of The Woodlands, L.L.C. (as amended to date, the “Urban Retreat Lease”), and (ii) Meeting Rooms Lease Agreement dated June 29, 2001, between Seller and TCID, as amended to date, and further including agreements which may be made by Seller after the Effective Date and prior to Closing as permitted by this Agreement (the “License Agreements”). Anything in this Agreement to the contrary notwithstanding, Purchaser shall assume the obligations of the “lessor” or “licensor” under all License Agreements, some or all of which may be non-cancelable.

2.1.5                                Project Lease. All of Seller’s right, title and interest under that certain Project Lease Agreement (“Convention Center Lease”) dated as of June 29, 2001, by and between TCID, as landlord, and Seller, as tenant, as heretofore amended, with respect to the multi-use convention center/meeting facility contiguous to the Hotel and related improvements, personal property, land and leasehold interests, all as set forth in the Convention Center Lease (collectively, the “Convention Center Project”).

ARTICLE 3
EARNEST MONEY AND ALLOCATION OF PURCHASE PRICE

Section 3.1                                        Deposit and Investment of Earnest Money. Within two business days after the Effective Date, Purchaser shall deposit the Initial Earnest Money with Escrow Agent. If upon the expiration of the Inspection Period, this Agreement is still in force and effect, Purchaser shall, no later than two business days after the last day of the Inspection Period, deposit the Additional Earnest Money as specified in Section 1.1.4 above, with Escrow Agent. Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Seller and Purchaser, shall not commingle the Earnest Money with any funds of Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. Such account shall have no penalty for early withdrawal, and Purchaser accepts all risks with regard to such account.

Section 3.2                                     Independent Consideration. If Purchaser elects to terminate this Agreement for any reason and is entitled to receive a return of the Earnest Money pursuant to the terms hereof, the Escrow Agent shall first disburse to Seller One Hundred and No/100 Dollars ($100.00) as independent consideration for Seller’s performance under this Agreement (“Independent Consideration”), which shall be retained by Seller in all instances.

Section 3.3                                    Form; Failure to Deposit. The Earnest Money shall be in the form of a certified or cashier’s check or the wire transfer to Escrow Agent of immediately available U.S. federal funds. If Purchaser fails to timely deposit any portion of the Earnest Money within the time periods required, Seller may terminate this Agreement by written notice to Purchaser, in which event any Earnest Money that has previously been deposited by Purchaser with Escrow Agent shall be immediately delivered to Seller and thereafter the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination hereof.

Section 3.4                                       Disposition of Earnest Money. The Earnest Money shall be applied as a credit to the Purchase Price at Closing. However, if Purchaser elects to terminate this Agreement prior to the expiration of the Inspection Period pursuant to Section 4.4, Escrow Agent shall pay the entire Earnest Money (less the Independent Consideration) to Purchaser one business day following receipt of the Due Diligence Termination Notice from Purchaser (as long as the current investment can be liquidated and disbursed in one business day). No notice to Escrow Agent from Seller shall be required for the release of the Earnest Money to Purchaser by Escrow Agent if Purchaser terminates this Agreement pursuant to Section 4.4. In the event of a termination of this Agreement by either Seller or Purchaser for any reason other than pursuant to Section 4.4, Escrow Agent is authorized to deliver the Earnest Money to the party hereto entitled to same pursuant to the terms hereof on or before the tenth business day following receipt by Escrow Agent and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies Escrow Agent that it disputes the right of the other party to receive the Earnest Money. In such event, Escrow Agent shall continue to hold the Earnest Money until Escrow Agent has received joint written instructions on the disposition thereof from Seller and Purchaser. If such written instructions are not received by Escrow Agent within ten (10) days after Escrow Agent has delivered a written request for instructions upon Seller and Purchaser, Escrow Agent may interplead the Earnest Money into a court of competent jurisdiction in the county in which the Earnest Money has been deposited. All attorneys’ fees and costs and Escrow Agent’s costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money, or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution.

Section 3.5                                Allocation of Purchase Price. On or before the date which is thirty (30) days after the Effective Date, Purchaser shall provide to Seller the proposed allocation of the Purchase Price among the Land, the Improvements, the Tangible Personal Property and the Intangible Personal Property comprising the Property (the “Proposed Purchase Price Allocation”) for Seller’s approval, such approval not to be unreasonably withheld, conditioned or delayed. Seller shall notify Purchaser in writing whether it approves of the Proposed Purchase Price Allocation within three business days after Purchaser’s submission thereof. If Seller disapproves of such Proposed Purchase Price Allocation, then Seller shall notify Purchaser thereof in writing specifying in reasonable detail the reasons for such disapproval, in which case Purchaser and Seller shall in good faith endeavor to agree upon the Proposed Purchase Price Allocation prior to Closing, but the same shall not be a condition to Closing.

ARTICLE 4
DUE DILIGENCE

Section 4.1                            Due Diligence Materials Delivered to Purchaser. Seller shall deliver to Purchaser (or make available as referenced in 4.1.1) the following information (the “Property Information”) within five (5) business days following the Effective Date, and thereafter through

Closing, Seller shall provide any updates to or any new Property Information to Purchaser promptly upon any such new or updated Property Information becoming available to Seller:

4.1.1                            Financial Information. To the extent Seller has, or has access to, the following documents pursuant to the Management Agreement, Seller shall make available to Purchaser for review and copying at the Hotel, copies of all accounting, tax financial and other books and records relating to the Property in Seller’s possession or located at the Property, operating statements and a summary of capital expenditures pertaining to the Property for the period of time that Seller has owned the Property (“Operating Statements”);

4.1.2                            Environmental Reports. Copy of any environmental reports or site assessments related to the Property prepared for the benefit of Seller;

4.1.3                            Tax Statements. Copy of ad valorem tax statements relating to the Property for the current tax period and the immediately preceding tax period;

4.1.4                            Title and Survey. Copy of Seller’s most current title insurance information and survey of the Property;

4.1.5                        Service Contracts. A list, together with copies, of Service Contracts;

4.1.6                        Management Agreement. Copy of the Management Agreement.

4.1.7                        Hotel Employees. A current schedule of persons employed by Manager in the direct “on-site” management of the Hotel (the “Hotel Employees”), specifying the number of employees, their name and title, actual salary and approved overhead.

4.1.8                        Certificate of Insurance. Copy of the certificate of insurance evidencing the property insurance maintained by Seller with respect to the Improvements;

4.1.9                        A/R Schedule. Copy of a current accounts receivable schedule with respect to the Property; and

4.1.10                  License Agreements/Tenant Leases. A list, together with copies, of any License Agreements, and space leases, if any, for any portion of the Hotel (such space leases being herein referred to as the “Tenant Leases”). For purpose of this Agreement, the Urban Retreat Lease shall not be included within the definition of Tenant Leases.

4.1.11               Convention Center Lease. A copy of the Convention Center Lease.

4.1.12               Permits, etc. A list, together with copies of all permits and licenses, certificates of occupancy, copies of books and records of accounts and copies of correspondence with tenants and suppliers.

4.1.13               Urban Retreat Lease. A copy of the Urban Retreat Lease.

Section 4.2                                        Due Diligence Materials To Be Made Available. To the extent such items are in Seller’s possession or control, Seller shall make available to Purchaser for Purchaser’s review, at Seller’s option at either the offices of Seller or at the Property, the following items and information (the “Additional Property Information”) on or before the date that is five days following the Effective Date, and Purchaser at its expense shall have the right to make copies of same, and thereafter through Closing Seller shall make available to Purchaser with notice to Purchaser of the availability of same any updates to or any new Additional Property Information promptly upon any such new or updated Additional Property Information becoming available to Seller:

4.2.1                          Equipment and Building Warranties. Warranties, if any, on roofs, air conditioning units, fixtures and equipment;

4.2.2                          Advance Bookings. The register of reservations and agreements made or entered into by Seller in the ordinary course of business prior to Closing for hotel rooms or meeting rooms to be utilized after Closing, or for catering services or other hotel services to be provided after Closing (the “Advance Bookings”), which register of Advance Bookings shall be updated and delivered to Purchaser at Closing; and

4.2.3                          Plans and Specifications. Building plans and specifications relating to the Property.

Section 4.3                                   Physical Due Diligence. Commencing on the Effective Date and continuing until the Closing, Purchaser shall have reasonable access to the Property at all reasonable times during normal business hours for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that (a) Purchaser must give Seller twenty-four (24) hours’ prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) must obtain Seller’s prior written consent (which consent may be given, withheld or conditioned in Seller’s sole discretion), (b) prior to performing any inspection or test, Purchaser must deliver a certificate of insurance to Seller evidencing that Purchaser and its contractors, agents and representatives have in place reasonable amounts of commercial general liability insurance and workers compensation insurance for its activities on the Property in terms and amounts reasonably satisfactory to Seller covering any accident arising in connection with the presence of Purchaser, its contractors, agents and representatives on the Property, which insurance shall name Seller as an additional insured thereunder, and (c) all such tests shall be conducted by Purchaser in compliance with Purchaser’s responsibilities set forth in Section 4.8 below. Purchaser shall bear the cost of all such inspections or tests and shall be responsible for and act as the generator with respect to any wastes generated by those tests (except for any wastes arising out of pre-existing matters merely discovered by Purchaser (i.e., latent environmental contamination)). Subject to the provisions of Section 4.6 hereof, Purchaser or Purchaser’s representatives may meet with the general manager of the Hotel; provided, however, Purchaser must contact Seller at least twenty-four (24) hours in advance by telephone to inform Seller of Purchaser’s intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires. Subject to the provisions of Section 4.6 hereof, Purchaser or Purchaser’s representatives may meet with any governmental authority for the sole purpose of gathering information in connection with the transaction contemplated by this Agreement;

provided, however, Purchaser must contact Seller at least twenty-four (24) hours in advance by telephone to inform Seller of Purchaser’s intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires.

Section 4.4                                       Due Diligence/Termination Right. Purchaser shall have through the last day of the Inspection Period in which to (a) examine, inspect, and investigate the Property Information and the Additional Property Information (collectively, the “Property Documents”) and the Property and, in Purchaser’s sole and absolute judgment and discretion, determine whether the Property is acceptable to Purchaser, (b) obtain all necessary internal approvals, and (c) satisfy all other contingencies of Purchaser. Notwithstanding anything to the contrary in this Agreement, Purchaser may terminate this Agreement and receive a return of the Earnest Money for any reason or no reason by giving written notice of termination to Seller and Escrow Agent (the “Due Diligence Termination Notice”) on or before the last day of the Inspection Period. If Purchaser does not give a Due Diligence Termination Notice, this Agreement shall continue in full force and effect, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 4.4, and Purchaser shall be deemed to have acknowledged that it has received or had access to all Property Documents and conducted all inspections and tests of the Property that it considers important.

Section 4.5                                    Service Contracts. On or prior to the last day of the Inspection Period, Purchaser will advise Seller in writing of which Service Contracts it will assume and for which Service Contracts Purchaser requests that Seller deliver written termination at or prior to Closing, provided Seller shall have no obligation to terminate, and Purchaser shall be obligated to assume, any Service Contracts which by their terms cannot be terminated without penalty or payment of a fee. Seller shall deliver at or before Closing notices of termination of all Service Contracts that are not so assumed. Purchaser must assume the obligations arising from and after the Closing Date under those Service Contracts (a) that Purchaser has agreed to assume, or that Purchaser is obligated to assume pursuant to this Section 4.5, and (b) for which a termination notice is delivered as of or prior to Closing but for which termination is not effective until after Closing.

Section 4.6                                 Proprietary Information; Confidentiality. Purchaser acknowledges that the Property Documents are proprietary and confidential and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser shall not use the Property Documents for any purpose other than as set forth in the preceding sentence. Purchaser shall not disclose the contents to any person other than to those persons who are responsible for determining the feasibility of Purchaser’s acquisition of the Property and who have agreed to preserve the confidentiality of such information as required hereby (collectively, “Permitted Outside Parties”). Purchaser shall not divulge the contents of the Property Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 4.6. In permitting Purchaser to review the Property Documents or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created.

Section 4.7                              No Representation or Warranty by Seller. Purchaser acknowledges that, except as expressly set forth in this Agreement, Seller has not made and does not make any warranty or representation regarding the truth, accuracy or completeness of the Property

Documents or the source(s) thereof. Purchaser further acknowledges that some if not all of the Property Documents were prepared by third parties other than Seller. Seller expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Property Documents, or in any other written or oral communications transmitted or made available to Purchaser. Purchaser shall rely solely upon Seller’s written representations as set forth in this Agreement and its own investigation with respect to the Property, including, without limitation, the Property’s physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Documents and is providing the Property Documents solely as an accommodation to Purchaser.

Section 4.8                                     Purchaser’s Responsibilities. In conducting any inspections, investigations or tests of the Property and/or Property Documents, Purchaser and its agents and representatives shall: (a) not unreasonably disturb the guests of the Hotel or interfere with their use of the Property; (b) not unreasonably interfere with the operation and maintenance of the Property; (c) not damage any part of the Property or any personal property owned or held by any tenant or any third party; (d) not injure or otherwise cause bodily harm to Seller or its agents, guests, invitees, contractors and employees or any guests of the Hotel or their invitees; (e) comply with all applicable laws; (f) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (g) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder; (h) repair any damage to the Real Property resulting directly or indirectly from any such inspection or tests; and (i) not reveal or disclose prior to Closing any information obtained during the Inspection Period concerning the Property and the Property Documents to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in Section 4.6 above, or except as may be otherwise required by law.

Section 4.9                                 Purchaser’s Agreement to Indemnify. Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys’ fees) arising out of Purchaser’s inspections or tests permitted under this Agreement or any violation of the provisions of Section 4.3, Section 4.6 and Section 4.8; provided, however, the indemnity shall not extend to protect Seller from any pre-existing liabilities for matters merely discovered by Purchaser (i.e., latent environmental contamination). Purchaser’s obligations under this Section 4.9 shall survive the termination of this Agreement and shall survive the Closing.

Section 4.10                        Cooperation with Purchaser’s Audit. Seller agrees, at Purchaser’s expense, to cooperate fully with Purchaser and Purchaser’s representatives to facilitate Purchaser’s evaluations and reports concerning the Property, including a one (1) year audit of the 2006 (January 1-December 31, 2006) books and records of the Property. In addition, at the Closing, Seller shall execute and deliver to Purchaser an audit representation letter (the “Audit Letter”) if the parties can mutually agree on the form of the letter prior to the end of the Inspection Period.

ARTICLE 5
TITLE AND SURVEY

Section 5.1                            Title Commitment. Seller shall cause to be prepared and delivered to Purchaser on or before the Title Commitment Delivery Date: (a) a current commitment for title insurance or preliminary title report (the “Title Commitment”) issued by the Title Company, in the amount of the Purchase Price and on a TLTA Standard Form commitment, with Purchaser as the proposed insured, and (b) copies of all documents of record referred to in the Title Commitment as exceptions to title to the Property. PURCHASER ACKNOWLEDGES THAT SELLER HAS ADVISED THAT THE PROPERTY IS LOCATED WITHIN A MUNICIPAL UTILITY DISTRICT.

Section 5.2                            New or Undated Survey. Within ten (10) days from the date of this Agreement, Seller shall provide, at Seller’s sole cost and expense (except as provided below), (i) a current map of survey of the Property (“Survey”) conforming with the standards for an ALTA Survey, according to the current Manual of Practice for Land Surveying in Texas of the Texas Society of Professional Surveyors, prepared by a Registered Professional Land Surveyor (“Surveyor”), containing a Surveyor’s Certificate in the form attached as Exhibit E, and (ii) a legal description of the Property prepared by the Surveyor. Purchaser shall pay for any revisions, modifications or recertifications to the Survey.

Section 5.3                            Title Review. During the Title and Survey Review Period, Purchaser shall review title to the Property as disclosed by the Title Commitment and the Survey. Seller shall have no obligation to cure title objections except financing liens of an ascertainable amount created by, under or through Seller, which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such financing liens. Seller further agrees to remove any exceptions or encumbrances to title which are voluntarily created by, under or through Seller after the Effective Date without Purchaser’s consent (if requested, such consent shall not be unreasonably withheld or delayed). The term “Permitted Exceptions” shall mean: the specific exceptions (excluding exceptions that are part of the promulgated title insurance form) in the Title Commitment that the Title Company has not agreed to remove from the Title Commitment as of the end of the Title and Survey Review Period and that Seller is not required to remove as provided above; matters created by, through or under Purchaser; items shown on the Survey which have not been removed as of the end of the Inspection Period (or if Purchaser does not obtain a new or updated Survey, all matters that a current, accurate survey of the Property would show); real estate taxes not yet due and payable; rights of tenants under the Leases as tenants only; rights of tenants or licensees under License Agreements as tenants or licensees only.

Section 5.4                            Delivery of Title Policy at Closing. In the event that the Title Company does not issue at Closing, or unconditionally commit at Closing to issue, to Purchaser, an owner’s title policy in accordance with the Title Commitment, insuring Purchaser’s title to the Property in the amount of the Purchase Price, subject only to the standard exceptions and exclusions from coverage contained in such policy and the Permitted Exceptions (the “Title Policy”), Purchaser shall have the right to terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement.

ARTICLE 6
OPERATIONS AND RISK OF LOSS

Section 6.1                            Ongoing Operations. From the Effective Date through Closing:

6.1.1                 Hotel Operations. Seller shall operate or cause to be operated the Hotel in compliance with the Management Agreement and the existing budget and in substantially the same manner in which it operated the Hotel prior to the Effective Date. Subject to seasonal differences, market conditions and events beyond Seller’s reasonable control, Seller shall continue to take or cause to be taken Advance Bookings, to maintain and replenish sufficient levels of Inventory to operate the Hotel in generally the same manner as prior to the Effective Date and to otherwise promote the Hotel in generally the same manner as prior to the Effective Date.

6.1.2                 Service Contracts and License Agreements. Seller will perform its material obligations under the Service Contracts and License Agreements.

6.1.3                 New Contracts. Except as provided in Section 6.1.5, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing, except Advance Bookings and contracts entered into in the ordinary course of business that are terminable without cause and without the payment of any termination penalty on not more than 30 days’ prior notice.

6.1.4                 Maintenance of Improvements; Removal of Personal Property. Subject to Section 6.2 and Section 6.3, Seller shall maintain all Improvements substantially in their present condition (ordinary wear and tear and casualty excepted) and in a manner consistent with Seller’s maintenance of the Improvements during Seller’s period of ownership. Seller will not remove any Tangible Personal Property except as may be required for necessary repair or replacement, and replacement shall be of approximately equal quality and quantity as the removed item of Tangible Personal Property.

6.1.5                 License Agreements, Convention Center Lease. Seller will not amend or terminate any existing License Agreement or the Convention Center Lease or enter into any new License Agreement without providing Purchaser (a) all relevant supporting documentation, as reasonably determined by Seller, including, without limitation, tenant financial information to the extent in Seller’s possession, and (b) as to any such amendment or termination of a License Agreement or the Convention Center Lease, or new License Agreement which is to be executed after the expiration of the Inspection Period, Seller’s request for Purchaser’s approval. If Purchaser’s consent is requested by Seller as to any amendment or termination of a License Agreement or the Convention Center Lease, or as to a new License Agreement, Purchaser agrees to give Seller written notice of approval or disapproval of a proposed amendment or termination of a License Agreement or the Convention Center Lease, or new License Agreement within five business days after Purchaser’s receipt of the items in Section 6.1.5(1) and Section 6.1,5(2). If Purchaser does not respond to Seller’s request within such time period, then Purchaser will be deemed to have approved such amendment, termination or new License Agreement. Purchaser’s approval rights and obligations will vary depending on whether the request for approval from Seller is delivered to Purchaser before or after the expiration of the Inspection Period, as follows:

(1)                             With respect to a request for approval delivered by Seller to Purchaser before the expiration of the Inspection Period, Purchaser’s consent shall not be required. Moreover, whether or not Purchaser consents to an amendment or termination of a License Agreement or the Convention Center Lease, or the entering into of a new License Agreement, Seller may amend or terminate a License Agreement or the Convention Center Lease, or enter into a new License Agreement at anytime prior to the expiration of the Inspection Period; however, if Purchaser does not consent to same or is not deemed to have approved same, and if Seller elects to amend or terminate a License Agreement or the Convention Center Lease, or enter into a new License Agreement notwithstanding Purchaser’s failure to approve same, then Purchaser may, at the time Seller notifies Purchaser of the execution of said amendment, termination or new License Agreement, elect to terminate this Agreement and receive a return of the Earnest Money; provided that if Purchaser does not elect to terminate within five days after said notification from Seller, then Purchaser shall have waived its right to terminate pursuant to this Section 6.1.5.

(2)                         With respect to a request for approval delivered by Seller to Purchaser after the expiration of the Inspection Period, Purchaser may withhold its consent at its reasonable discretion, and Seller may not amend or terminate a License Agreement or the Convention Center Lease, or enter into a new License Agreement without Purchaser’s written consent.

Section 6.2                              Damage. If prior to Closing the Property is damaged by fire or other casualty, Seller will promptly provide Purchaser written notice thereof (the “Casualty Notice”).

6.2.1                  Material. In the event of any Material Damage to or destruction of the Property or any portion thereof prior to Closing, Purchaser may, at its option, terminate this Agreement by delivering written notice to the Seller on or before the expiration of 30 days after the date Seller delivers the Casualty Notice to Purchaser (and if necessary, the Closing Date shall be extended to give the Purchaser the full thirty-day period to make such election and to obtain insurance settlement agreements with Seller’s insurers). Upon any such termination, the Earnest Money shall be returned to Purchaser and the parties hereto shall have no further rights or obligations hereunder, other than those that by their terms survive the termination of this Agreement. If Purchaser does not so terminate this Agreement within said 30-day period, then the parties shall proceed under this Agreement and close on schedule (subject to extension of Closing as provided above), and as of Closing Seller shall assign to Purchaser without representation or warranty by or recourse against Seller all of Seller’s rights in and to any insurance proceeds (including any rent loss insurance applicable to any period on and after the

Closing Date) due Seller as a result of such damage or destruction and Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible amount under such insurance policies. For the purposes of this Agreement, “Material Damage” and “Materially Damaged” means damage which is reasonably estimated to exceed $5,000,000.00 by a third party consultant experienced in such estimating and mutually agreed upon by Seller and Purchaser.

6.2.2                      Not Material. If the Property is not Materially Damaged, then Purchaser shall not have the right to terminate this Agreement, and Seller shall, at its option, either (a) repair the damage before the Closing in a manner reasonably satisfactory to Purchaser (and if necessary, Seller may extend the Closing Date up to 30 days to complete such repairs), or (b) assign to Purchaser without representation or warranty by or recourse against Seller all of Seller’s rights in and to any insurance proceeds (including rent loss insurance applicable to any period after the Closing Date) due Seller as a result of such damage or destruction and Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible amount.

Section 6.3                              Condemnation. If proceedings in eminent domain are instituted with respect to the Property or any portion thereof, Purchaser may, at its option, by written notice to Seller given within ten days after Seller notifies Purchaser of such proceedings (and if necessary the Closing Date shall be automatically extended to give Purchaser the full ten-day period to make such election), either: (a) terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement, or (b) proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right after the Closing to negotiate and otherwise deal with the condemning authority in respect of such matter. If Purchaser does not give Seller written notice of its election within the time required above, then Purchaser shall be deemed to have elected option (b) above.

Section 6.4                            Hotel Employees; Manager. Purchaser covenants and agrees to retain Manager as Purchaser’s manager of the Hotel (“Purchaser’s Manager”) after Closing pursuant to an assumption of the Management Agreement and in any event for so long as necessary to continue the employment of a sufficient number of Hotel Employees on such terms and conditions so as to prevent (1) the application of the U.S. Worker Adjustment and Retraining Notification Act (“WARN Act”), and (2) the occurrence of a Qualifying Event (defined below) for any Hotel Employees. For purposes of this provision, the term “Qualifying Event” shall refer to an event resulting in the loss of group health coverage to a qualified beneficiary as provided under applicable federal or state law. The provisions of this Section 6.4 shall survive the Closing.

Section 6.5                         Assumption of Certain Agreements, At Closing, Purchaser shall assume the Convention Center Lease and the Management Agreement, as well as all Service Contracts and License Agreements.

6.5.1               Seller agrees that Seller shall pay and discharge each and every obligation that Seller has or may have under the Convention Center Lease and the Management

Agreement through the Closing. Seller further agrees to indemnify and hold Purchaser harmless from and against any and all liabilities, claims, demands and expenses of any kind or nature which arise or accrue under the Convention Center Lease and the Management Agreement prior to Closing and Purchaser agrees to indemnify and hold Seller harmless from and against any and all liabilities, claims, demands and expenses of any kind of nature which arise or accrue under the Convention Center Lease and the Management Agreement after Closing.

Section 6.6                              Lease Agreement. At Closing, Purchaser and Seller shall enter into a lease agreement (“Lease Agreement”) relating to Seller’s lease of Suite 1401 in the Property, the form of which shall be negotiated during the Inspection Period. Certain essential terms of such Lease Agreement are set forth on Exhibit H attached hereto.

ARTICLE 7
CLOSING

Section 7.1                            Closing. The consummation of the transaction contemplated herein (“Closing”) shall occur on the Closing Date at the offices of Escrow Agent (or such other location as may be mutually agreed upon by Seller and Purchaser). All Earnest Money shall be applicable to the Purchase Price. Funds from Purchaser at Closing shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

Section 7.2                           Conditions to Parties’ Obligation to Close. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder are conditioned upon the following:

7.2.1              Representations and Warranties. The other party’s representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date and the Closing Date, except for representations and warranties made as of, or limited by, a specific date, which will be true and correct in all material respects as of the specified date or as limited by the specified date;

7.2.2              Deliveries. As of the Closing Date, the other party shall have tendered all deliveries to be made at Closing; and

7.2.3              Actions, Suits, etc. There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect the operation or value of the Property or the other party’s ability to perform its obligations under this Agreement.

7.2.4           Marriott Consent. As of the Closing Date, (a) Purchaser shall have received a consent from Manager with respect to the Management Agreement (the

“Marriott Consent”), which Marriott Consent shall provide for either an assumption by Purchaser of all obligations and liabilities of Seller under or with respect to the Management Agreement from and after the Closing Date and a full release of Seller from all obligations and liabilities with respect to the Management Agreement from and after the Closing Date at no cost or expense to Seller, or the termination as of the Closing Date of the Management Agreement at no cost or expense to Seller, and Purchaser, at Purchaser’s expense, shall enter into a new management agreement with Manager in accordance with Section 10.02D of the Management Agreement. Purchaser shall submit the information required under Section 10.02A and 10.02B of the Management Agreement to Manager within ten days following the Effective Date and Seller shall submit same to Manager. Seller shall use commercially reasonable efforts to obtain the Marriott Consent as soon as possible after the Effective Date.

So long as a party is not in default hereunder, if any condition to such party’s obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date (or such earlier date as is provided herein), subject to any applicable notice and cure periods provided in Section 10.1 and Section 10.2, such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date (or such earlier date as is provided herein), in which event the Earnest Money shall be returned to Purchaser so long as Purchaser is not in default hereunder, or elect to close (or to permit any such earlier termination deadline to pass) notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. In the event such party elects to close (or to permit any such earlier termination deadline to pass), notwithstanding the non-satisfaction of such condition, said party shall be deemed to have waived said condition, and there shall be no liability on the part of any other party hereto for breaches of representations and warranties of which the party electing to close had knowledge at the Closing.

Section 7.3                          Seller’s Deliveries in Escrow. As of or prior to the Closing Date, Seller shall deliver in escrow to Escrow Agent the following:

7.3.1              Deed. A special warranty deed in the form of Exhibit B hereto (warranting title only against any party claiming by, through or under Seller) in form acceptable for recordation under the law of the state where the Property is located and including a list of Permitted Exceptions to which the conveyance shall be subject, executed and acknowledged by Seller, conveying to Purchaser Seller’s interest in the Real Property (the “Deed”);

7.3.2              Bill of Sale, Assignment and Assumption. A Bill of Sale, Assignment and Assumption in the form of Exhibit C attached hereto (the “Assignment”), executed and acknowledged by Seller, vesting in Purchaser, without warranty, Seller’s right, title and interest in and to the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable;

7.3.3           FIRPTA. A Foreign Investment in Real Property Tax Act affidavit in the form of Exhibit D hereto executed by Seller;

7.3.4           Assignment and Assumption of Convention Center Lease/Estoppel. An assignment and assumption of the Convention Center Lease, together with an Estoppel Certificate from Landlord thereunder pursuant to Section 10.7(1) thereof;

7.3.5           Assignment and Assumption of Management Agreement. An assignment and assumption of the Management Agreement as of Closing;

7.3.6           Municipal Utility District Notice. A notice regarding The Woodlands Metro Center Municipal Utility District;

7.3.7           Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the underwriter for the Title Policy;

7.3.8           Vehicles. Title to all vehicles owned by Seller, free and clear of all liens;

7.3.9           Notices to Lessees/Third Parties. A notice to all lessees and third parties of the subject sale; and

7.3.10     Audit Letter. The Audit Letter in the form negotiated by Seller and Purchaser during the Inspection Period.

7.3.11     Lease Agreement. The Lease Agreement in the form negotiated by Seller and Purchaser during the Inspection Period.

7.3.12     Tenant Estoppels. Tenant Estoppel Certificates signed by tenants under the Tenant Leases and the tenant under the Urban Retreat Lease, each of which is dated no earlier than ten (10) business days prior to Closing and which (a) identifies the lease in question and states that the lease is in full force and effect and, (b) states the date through which rentals have been paid and the amount of monthly rent payable under such lease, (c) states the amount of the security deposit, if any, outstanding for such lease, (d) states the date of commencement of the term of the lease, (e) states the nature of any amendments or modifications of the lease, (f) states to the best of tenant’s knowledge, no defaults or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, or identifying any such defaults, events or conditions claimed by the tenant to exist, and (g) to the best of tenant’s knowledge, no set offs, recoupments, estoppels, claims or considerations exist against Landlord.

7.3.13     Additional Documents. Any additional documents, certifications and/or affidavits that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, other than Seller’s delivery of a so-called owner’s or seller’s affidavit in favor of the Title Company in form reasonably acceptable to the Title Company and Seller, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement); and

Section 7.4                          Purchaser’s Deliveries in Escrow. As of or prior to the Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:

7.4.1               Bill of Sale, Assignment and Assumption. The Assignment, executed and acknowledged by Purchaser;

7.4.2               Assignment and Assumption of Convention Center Lease. An assignment and assumption of the Convention Center Lease prior to Closing;

7.4.3               Assignment and Assumption of Management Agreement. An assignment and assumption of the Management Agreement as of Closing;

7.4.4               Municipal Utility District Notice. A notice regarding The Woodlands Metro Center Municipal Utility District;

7.4.5               Authority. Evidence of the existence, organization and authority of Purchaser and of the authority of the persons executing documents on behalf of Purchaser reasonably satisfactory to the underwriter for the Title Policy; and

7.4.6               Lease Agreement. The Lease Agreement in the form negotiated by Seller and Purchaser during the Inspection Period.

7.4.7               Additional Documents. Any additional documents that Seller, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement).

Section 7.5                          Closing Statements. As of or prior to the Closing Date, Seller and Purchaser shall deposit with Escrow Agent executed closing statements consistent with this Agreement in the form required by Escrow Agent and approved by Purchaser and Seller.

Section 7.6                          Purchase Price. At or before 3:00 p.m. Houston, Texas time on the Closing Date, Purchaser shall deliver to Escrow Agent the Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent’s escrow account, which funds must be delivered in a manner to permit Escrow Agent to deliver good funds to Seller or its designee on the Closing Date (and, if requested by Seller, by wire transfer); in the event that Escrow Agent is unable to deliver good funds to Seller or its designee on the Closing Date, then the closing statements and related prorations will be revised as necessary.

Section 7.7                          Possession. Seller shall deliver possession of the Property to Purchaser at the Closing subject only to the Permitted Exceptions.

Section 7.8                          Delivery of Books and Records. Promptly after the Closing, Seller shall deliver to the offices of Manager (or release to Manager if in Manager’s possession) or to the Real Property to the extent in Seller’s or Manager’s possession or control: License Agreements;

Advance Bookings; Rooms Ledger; Guest Ledger; maintenance records and warranties; plans and specifications; licenses, permits and certificates of occupancy; copies or originals of all books and records of account, contracts, and copies of correspondence with tenants and suppliers; all advertising materials; booklets; and keys.

Section 7.9                          Notice to Vendors. Seller and Purchaser shall each execute at Closing, and Purchaser shall deliver to each vendor promptly after the Closing, a notice regarding the sale in form reasonable acceptable to Seller and Purchaser or such other form as may be required by applicable state law.

Section 7.10                    Liquor Licenses. The parties acknowledge that all alcoholic beverage licenses necessary to operate the restaurants, bars and lounges presently located within the Hotel are held by Manager and that Manager will continue to hold such licenses after Closing.

ARTICLE 8
PRORATIONS, DEPOSITS. COMMISSIONS

Section 8.1                          Prorations. At Closing, the following items shall be prorated as of the date of Closing with all items of income and expense for the Property being borne by Purchaser from and after (and including) the date of Closing, except as provided otherwise herein: income and rents (“Rents”) that have been collected by Seller as of Closing; fees and assessments; revenue, prepaid expenses and obligations under Service Contracts; real and personal ad valorem taxes and standby fees (if any) (“Taxes”); any assessments by private covenant for the then-current calendar year of Closing; the Rooms Ledger; and the Petty Cash, Guest Ledger and Accounts Receivable (each as defined and as specified below). Specifically, the following shall apply to such prorations:

8.1.1               Taxes. If Taxes for the year of Closing are not known or cannot be reasonably estimated, Taxes shall be prorated based on Taxes for the year prior to Closing. Any additional taxes relating to the year of Closing and thereafter arising out of the consummation of the transactions contemplated by this Agreement, shall be apportioned between Seller and Purchaser effective as of Closing and paid by Purchaser when due and payable, and Purchaser shall receive a credit at Closing for Seller’s apportioned share.

8.1.2               Utilities. Purchaser shall take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies. Seller shall use reasonable efforts to ensure that all utility meters are read as of the Closing Date. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date.

8.1.3               Rents. Purchaser will receive a credit for the prorated amount (as of 12:01 a.m. of the Closing Date) of all Rents previously paid to or collected by Seller and attributable to any period following Closing. Rents are “Delinquent” when they were due prior to the Closing Date, and payment thereof has not been made on or before the Closing Date. Delinquent Rents will not be prorated. All sums collected by Purchaser from and after Closing from each tenant under a License Agreement will be applied first to then to current amounts owed by such tenant to Purchaser with respect to periods from and after the Closing Date, and then to Delinquent Rents owed by such tenant to Seller. Any sums due Seller received by Purchaser will be promptly remitted to Seller, but not more frequently than twice monthly. Purchaser shall not have an exclusive right to collect any sums due Seller from tenants under the License Agreements and Seller hereby retains the right to pursue any tenant under the License Agreements for any sums due such Seller for periods attributable to Seller’s ownership of the Property; provided, however, Seller (a) shall be required to notify Purchaser in writing of Seller’s intention to commence or pursue any legal proceedings; (b) shall only be permitted to commence or pursue legal proceedings after the date which is three months after Closing; and (c) shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of such tenant’s License Agreement. Purchaser acknowledges that Seller has advised that the tenant under the Urban Retreat Lease has been in default from time to time in the past twelve (12) months.

8.1.4               Rooms Ledger. The “Rooms Ledger” (being the final night’s room revenue for Hotel rooms occupied as of 12:01 a.m. on the Closing Date exclusive of the charges on the Guest Ledger (as hereafter defined) shall be shared equally by Seller and Purchaser. Guest charges for food, beverage, telephone and similar room charges charged in the ordinary course of business (the “Guest Ledger”) before or as of 12:01 a.m. local time on the Closing Date shall be retained by Seller and guest charges on the Guest Ledger after 12:01 a.m. local time on the Closing Date shall be credited to Purchaser.

8.1.5               Prepaid Expenses or Revenues; Accounts Receivable; Reserves. Seller shall receive a credit for any prepaid cash expenses for goods or services to be provided from and after the Closing Date. Seller shall pay, at or before Closing, all other account and trade payables then accrued with respect to the Property. Purchaser shall receive a credit against the Purchase Price for the total of (a) prepaid rents, (b) prepaid room receipts and deposits, function receipts and deposits and other reservation receipts and deposits, and (c) unforfeited security deposits held by Seller payable to a tenant under any License Agreement or payable to a vendor under any Service Contract accepted by Purchaser hereunder. At Closing, Seller shall receive a credit for the following: (1) all petty cash funds on hand in connection with the guest operations at the Property as of 12:01 a.m. local time on the Closing Date (the “Petty Cash”); and (2) the accounts receivables for the Property actually billed to payors (other than the final night’s room revenue and the Guest Ledger) as of 12:01 a.m. local time on the Closing Date (the “Accounts Receivables”). The credit to Seller for the Petty Cash and Accounts Receivables shall be calculated as follows: (A) for Petty Cash, the actual amount of petty cash on hand, and (B) for the Accounts Receivables, a percentage of the total amount of Accounts Receivables (as shown on the records of the Property for Accounts Receivables) which percentage shall be agreed upon by the parties prior to the expiration of the Inspection Period. Seller shall assign to Purchaser at Closing all of Seller’s right, title and interest in and to (x) the FF&E Reserve under the Management Agreement and (y) the Reserve under the Convention Center Lease.

8.1.6               Retail and Other Taxes. Seller shall pay or cause to be paid prior to delinquency all retail sales (as distinguished from any tax on the sale of any Tangible

Personal Property or Intangible Personal Property effected pursuant to this Agreement), occupancy and liquor taxes and like impositions with respect to periods up to but not including the date of Closing, and thereafter Purchaser shall solely be responsible for all such retail sales, occupancy and liquor taxes and like impositions accruing from and after the Closing Date. Purchaser shall be liable for any retail sales or use tax imposed with respect to the sale of any Tangible Personal Property or Intangible Personal Property effected pursuant to this Agreement, if any, and Purchaser shall indemnify, defend and hold harmless Seller from and against any and all such taxes, which indemnification obligation shall survive the Closing.

8.1.7               Hotel Employees. Periodic employee compensation, accrued vacation pay and other employee benefits, with the assistance of Manager, shall be prorated as of 12:01 a.m. local time on the Closing Date based on compensation, pay and benefits accrued as of that time.

8.1.8               Gift Certificates: Purchaser shall receive a credit at Closing in the amount of any “Gift Certificates” issued by Seller for free or reduced rate room charges which have not been redeemed as of the date of Closing, and Seller shall furnish Purchaser with detailed records of all Gift Certificates issued by Seller including a statement identifying the amount of each Gift Certificate and an identification of all holders of such Gift Certificates and such other reasonable information as Purchaser may request.

8.1.9               Management Fees, Other Operating Expenses and Convention Center Lease Rent: To the extent not otherwise expressly provided for in this Section 8.1, Seller and Purchaser agree that management fees due to Manager, and other operating expenses of the Property, including the rent due under the Convention Center Lease, shall be prorated as of 12:01 a.m. on the Closing Date. A final adjustment with respect to such items shall be made as provided in Section 8.3 of this Agreement.

Section 8.2                          Closing Costs. Closing costs shall be allocated between Seller and Purchaser in accordance with Section 1.2.

Section 8.3                          Final Adjustment After Closing. If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 8.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing. Payments in connection with the final adjustment shall be due within 60 days following the Closing Date. All such rights and obligations shall survive the Closing.

Section 8.4                          Hotel Sales Tax Liabilities. By no later than one hundred twenty (120) days after the Closing Date, Seller shall obtain and furnish Purchaser with a satisfactory certificate in a form that would preclude any successor liability for Purchaser by reason of acquiring Seller’s hotel business for hotel sales, use and occupancy taxes, it being deemed that a certificate of no tax due shall be sufficient. Seller agrees that it is responsible for paying all hotel sales, use or occupancy taxes attributable to operations of the Property prior to Closing.

Section 8.5                          Commissions. Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby, other than to Jones Lang LaSalle Americas, Inc. (“Seller’s Broker”), whose commission will be paid by Seller pursuant to a separate agreement, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any other person or entity claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys’ fees and litigation costs) arising as a result of such claims and shall survive the Closing or earlier termination of this Agreement.

Section 8.6                          Safe Deposit Boxes. On the Closing Date, Seller shall make (or cause to be made) available to Purchaser at the Property all receipts and agreements in Seller’s or Manager’s possession or control relating to all safe deposit boxes in use at the Property, other than safes or lockboxes, if any, located inside individual guest rooms in the Property. Purchaser shall be responsible from and after the Closing Date for all safe deposit boxes in use at the Property and the contents thereof. Purchaser shall indemnify, defend and hold harmless Seller and its agents and representatives from any loss, liability, claim, cost or expense (including reasonable attorney’s fees) to the extent relating to any such safety deposit box arising or attributable to the period from and after the Closing Date. Seller shall indemnify, defend and hold harmless Purchaser and its agents and representatives from any loss, liability, claim, cost or expense (including reasonable attorney’s fees) to the extent relating to any such safety deposit box arising or attributable to the period prior to the Closing Date. If either Seller or Purchaser should elect, as part of the Closing, they shall jointly, with each holder of any such safety deposit boxes, inventory the contents of such safety deposit boxes and seek to have the holder thereof confirm to Seller and Purchaser, in writing, its contents. The provisions of this Section 8.5 shall survive the Closing.

Section 8.7                          Inventory of Baggage. The representatives of Seller and of Purchaser shall prepare an inventory of baggage at the Property as of 12:00 noon local time on the Closing Date (which inventory of baggage shall be binding on all parties thereto) of (a) all luggage, valises and trunks checked or left in the care of the Property by guests then or formerly occupying the Property, (b) parcels, laundry, valet packages and other property of guests checked or left in the care of the Property by guests then or formerly occupying the Property (excluding, however, property in Property safe deposit boxes), and (c) all items contained in the “lost and found” of the Property. Purchaser shall be responsible from and after the Closing Date for all baggage and other items listed in such inventory of baggage. Purchaser shall indemnify, defend and hold harmless Seller and its agents and representatives from any loss, claim, liability, cost or expense (including reasonable attorneys’ fees) to the extent relating to guest baggage, packages and other property of guests checked or left in the care of the Property by guests then or formerly occupying the Property to the extent evidenced on the agreed inventory or arising or attributable to the period from and after the Closing Date, and Seller shall indemnify, defend and hold harmless Purchaser harmless from and against any loss, claim, liability, cost or expense (including reasonable attorneys’ fees) arising out of or with respect to any guest baggage, packages and other property of guests checked or left in the care of the Property prior to the Closing Date by guests then or formerly occupying the Property to the extent not evidenced on the agreed inventory. The provisions of this Section 8.6 shall survive the Closing.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES

Section 9.1                          Seller’s Representations and Warranties. Seller represents and warrants to Purchaser that:

9.1.1                  Organization and Authority. Seller has been duly organized, is validly existing, and is in good standing in the state in which it was formed. Seller has the full right and authority and, except for the Marriott Consent, has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. Upon receipt of the Marriott Consent, this Agreement, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

9.1.2                Conflicts and Pending Actions. Upon receipt of the Marriott Consent, to Seller’s knowledge there is no agreement to which Seller is a party or that is binding on Seller which is in conflict with this Agreement, and no other consent, notice or approval of any person, entity, or governmental authority is required with respect to (i) the execution and delivery of this Agreement and any document pursuant hereto by Seller, or (ii) the consummation by Seller of the transactions contemplated hereby or any document pursuant thereto, or (iii) the performance by Seller of its respective obligations under this Agreement or any document pursuant hereto. The execution, delivery and performance of this Agreement and any document pursuant hereto by Seller and the consummation of the transactions contemplated hereby and thereby by Seller do not (i) violate any law, order, rule or regulation binding on Seller, (ii) violate any provision of the limited liability company agreement of Seller, (iii) violate any provision of any other organizational document of Seller, or (iv) result in the creation of any lien upon any of the Property. Seller has not been served with any process or legal filing concerning any action or proceeding against Seller or the Property, and to Seller’s knowledge there is no action or proceeding pending or threatened against Seller or relating to the Property, which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement, or which, if adversely determined, would have a material adverse effect on the operation of the Property or the financial condition of the Property.

9.1.3            Bankruptcy. Seller has not made a general assignment for the benefit of creditors, become insolvent or filed a petition for voluntary bankruptcy or filed a petition or answer seeking reorganization or an arrangement or composition, extension or readjustment of its indebtedness or consented, in any creditors’ proceeding, to the appointment of a receiver or trustee of Seller or the Property or any part thereof or been named in an involuntary bankruptcy proceeding, and to Seller’s knowledge, no such actions are contemplated or have been threatened.

9.1.4            Service Contracts/License Agreements and other Leases. To Seller’s knowledge, the lists of Service Contracts and License Agreements to be delivered to Purchaser pursuant to this Agreement are correct and complete as of the date of their delivery. To Seller’s knowledge, there are no outstanding obligations for commissions, tenant improvements or other tenant concessions with respect to the License Agreements. To Seller’s knowledge, no event has occurred which, with notice or the passage of time (or both) would constitute a breach or default by any party to any of the Service Contracts the License Agreements, the Convention Center Lease, and any of the Tenant Leases. Provided with respect to the Urban Retreat Lease, Seller is not in default thereunder.

9.1.5                             Notices from Governmental Authorities. To Seller’s knowledge, it has not received, nor to Seller’s knowledge has Manger received, from any governmental authority written notice of any material violation of any laws applicable (or alleged to be applicable) to the Real Property, or any part thereof, that has not been corrected, except as may be reflected by the Property Documents or otherwise disclosed in writing to Purchaser.

9.1.6                            Condemnation. To Seller’s knowledge, it has not received written notice from any condemning authority of, nor does Seller have any knowledge of, any pending or threatened condemnation action or eminent domain proceeding affecting any portion of the Property.

9.1.7                            Personal Property. Seller owns, or will own upon the transfer of same as required under Section 7.3.5 above, the Tangible Personal Property and Intangible Personal Property, free and clear of all liens, claims, and encumbrances except for the Permitted Exceptions to the extent applicable.

9.1.8                            Taxes. To Seller’s knowledge, all taxes related to the ownership, use or income generated by the Property, including, without limitation, sales and use taxes (other than those sales taxes, if any, arising from the sale of the Property from Seller to Purchaser), hotel/motel occupancy taxes and real and personal property taxes that are due and payable by Seller as of the Closing Date, or are due and payable by Seller as a result of the transactions contemplated by this Agreement, or are applicable to any period prior to Closing, have been paid in full (or will be provided for at the Closing pursuant to the provisions of Section 8.1.6 above), and all required reports and returns relating thereto have been, or will be, timely filed.

9.1.9                            Prohibited Persons and Transactions. Neither Seller nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

9.1.10       Hotel Employees. Seller has no Employees at the Hotel and to Seller’s knowledge, all Hotel Employees are employees of Manager. To Seller’s knowledge, no union is presently serving as a collective bargaining agent for any Hotel Employees.

9.1.11       Permits. To Seller’s knowledge, a true, correct and complete list of all Permits is attached hereto as Exhibit “F” and true, correct and complete copies of the Permits have been or shall be provided to Purchaser pursuant to Section 4.2 hereof. From and after the date hereof, Seller will not enter into or obtain any new Permits or modify or terminate any existing Permits, without Purchaser’s prior written consent.

9.1.12       Material Contracts. To Seller’s knowledge, a true, correct and complete list of all Service Contracts is attached hereto as Exhibit “G” and Seller has or shall provide complete copies of the Service Contracts to Purchaser pursuant to Section 4.2 hereof.

9.1.13       Financial Statements. To Seller’s knowledge, the financial statements delivered by Seller to Purchaser are complete, accurate and fairly represent the results of the operation and the financial condition of the Hotel for the time period covered by such financial statements.

9.1.14       No Known Title Defects or Exceptions. To Seller’s actual knowledge, except as described in the Title Commitment, there are no unrecorded or undisclosed easements, liens, encumbrances, covenants, conditions, restrictions, instruments, or other exceptions which affect title to the Property (or any portion thereof). Further, Seller has complied with all the requirements of any outstanding rights of first refusal or options relating to the Property, any portion thereof, or any interest therein and (i) with respect to TCID’s right of first refusal under the Convention Center Lease, such right of first refusal has been waived or deemed waived and no such right shall exist as of Closing regarding the subject transaction (although such right shall continue to exist for subsequent sales and transfers as contemplated by Article 37 of the Convention Center Lease); and (ii) with respect to Manager’s right of offer to purchase under the Management Agreement, Seller rejected Manager’s Offer (as defined in the Management Agreement) and Seller is free to sell the Property to Purchaser pursuant to the terms hereof and the subject sale does not violate Section 10.03 of the Management Agreement.

9.1.15       Hazardous Materials. To Seller’s actual knowledge, there are no known conditions on the Property that are in violation of any environmental laws, except for hazardous substances used in the ordinary course of business in compliance with applicable legal requirements. To Seller’s actual knowledge, there are no pending proceedings or inquiries by any governmental authorities relating to or arising from any environmental laws with respect to the Property and Seller has not received written notice from any governmental authorities threatening any such proceedings or inquiries or concerning an uncured violation of environmental laws with respect to the Property.

9.1.16       No Default Under Convention Center Lease or Management Agreement. Seller is not in default under the Convention Center Lease and Seller has given TCID no notice of default under the Convention Center Lease. Seller is not in default under the Management Agreement and to Seller’s knowledge, with the exception of Manager’s failure to provide to Seller insurance policies as required under the Management Agreement, Manager is not in default with respect to any material obligations under the Management Agreement. Each such Agreement is in full force and effect.

Section 9.2             Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that:

9.2.1         Organization and Authority. Purchaser has been duly organized and is validly existing as a Delaware corporation in good standing in the state in which it was formed and is qualified to do business in the state in which the Real Property is located. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing (subject to satisfaction or waiver of the conditions precedent to Closing herein) will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

9.2.2         Conflicts and Pending Action. Subject to obtaining the Marriott Consent, there is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement and no other consent, notice or approval of any person, entity, or governmental authority is required with respect to (i) the execution and delivery of this Agreement and any document pursuant hereto by Purchaser, or (ii) the consummation by Purchaser of the transactions contemplated hereby or any document pursuant thereto, or (iii) the performance by Purchaser of its respective obligations under this Agreement or any document pursuant hereto. The execution, delivery and performance of this Agreement and any document pursuant hereto by Purchaser and the consummation of the transactions contemplated hereby and thereby by Purchaser do not (i) violate any law, order, rule or regulation binding on Purchaser, (ii) violate any provision of the limited liability company agreement of Purchaser, (iii) violate any provision of any other organizational document of Purchaser. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

9.2.3         Prohibited Persons and Transactions. Neither Purchaser nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

Section 9.3             Survival of Representations and Warranties. The representations and warranties set forth in this Article 9 are made as of the Effective Date and are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of nine (9) months (the “Survival Period”). Terms such as “to Seller’s knowledge,” “to the best of Seller’s knowledge,” “to the Seller’s actual knowledge” or like phrases mean the actual present and conscious awareness or knowledge of Alex Sutton and Dan Leverett (collectively, “Seller’s Representatives”), without any duty of inquiry or investigation; provided that so qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of Seller’s Representatives, or any of them, or any other officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein; and provided, further, no knowledge of Manager not otherwise in the actual present and conscious knowledge of Seller’s Representatives shall be imputed to Seller’s Representatives or Seller. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. Each party shall have the right to bring an action against the other on the breach of a representation or warranty hereunder, but only on the following conditions: (a) the party bringing the action for breach first learns of the breach after Closing and files such action within the Survival Period, and (b) neither party shall have the right to bring a cause of action for a breach of a representation or warranty unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $25,000.00. Neither party shall have any liability after Closing for the breach of a representation or warranty hereunder of which the other party hereto had knowledge as of Closing. Notwithstanding any other provision of this Agreement, any agreement contemplated by this Agreement, or any rights which Purchaser might otherwise have at law, equity, or by statute, whether based on contract or some other claim, Purchaser agrees that any liability of Seller to Purchaser will be limited to $1,500,000.00; provided, however, there shall be no cap or limit on liability with respect to Section 9.1.1 and Section 9.1.2 or any intentional misrepresentation of Seller. The provisions of this Section 9.3 shall survive the Closing. Any breach of a representation or warranty that occurs prior to Closing shall be governed by Article 10.

ARTICLE 10
DEFAULT AND REMEDIES

Section 10.1           Seller’s Remedies. If Purchaser fails to consummate the purchase of the Property pursuant to this Agreement or otherwise defaults on its obligations hereunder at or prior to Closing for any reason except failure by Seller to perform hereunder, or if prior to Closing any one or more of Purchaser’s representations or warranties are breached in any material respect, and such default or breach is not cured by the earlier of the third (3rd) business day after written notice thereof from Seller or the Closing Date (Seller hereby agreeing to give such written notice to Purchaser within two business days after Seller first learns of any such default or breach by Purchaser, except no notice or cure period shall apply if Purchaser fails to consummate the purchase of the Property hereunder), Seller shall be entitled, as its sole remedy (except as provided in Section 4.9, Section 8.4, Section 10.3 and Section 10.4 hereof), to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller’s damages resulting from Purchaser’s default are difficult, if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain. Notwithstanding anything in this Section 10.1 to the contrary, in the event of Purchaser’s default or a termination of this Agreement, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property, In all other events Seller’s remedies shall be limited to those described in this Section 10.1 and Section 4.9, Section 8.4, Section 10.3 and Section 10.4 hereof. If Closing is consummated, Seller shall have all remedies available at law or in equity in the event Purchaser fails to perform any obligation of Purchaser which expressly survives the Closing under this Agreement, IN NO EVENT SHALL PURCHASER’S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY PERSONAL LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THISAGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

Section 10.2          Purchaser’s Remedies. If Seller fails to consummate the sale of the Property pursuant to this Agreement or otherwise defaults on its obligations hereunder at or prior to Closing for any reason except failure by Purchaser to perform hereunder, or if prior to Closing any one or more of Seller’s representations or warranties are breached in any material respect, and such default or breach is not cured by the earlier of the third (3rd) business day after written notice thereof from Purchaser or the Closing Date (Purchaser hereby agreeing to give such written notice to Seller within two business days after Purchaser first learns of any such default or breach by Seller, except no notice or cure period shall apply if Seller fails to consummate the sale of the Property hereunder), Purchaser shall elect, as its sole remedy, one of the following three (3) options: to (a) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and receive a return of the Earnest Money, or (b) enforce specific performance to consummate the sale of the Property hereunder, or (c) waive said failure or breach and proceed to Closing without any reduction in the Purchase Price. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before ten business days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which the Property is located within two months following the scheduled Closing Date. Purchaser’s remedies shall be limited to those described in this Section 10.2 and Section 8.4, Section 9.3, Section 10.3 and Section 10.4 hereof. If Closing is consummated, Purchaser shall have all remedies available at law or in equity in the event Seller fails to perform any obligation of Seller which expressly survives the Closing under this Agreement. IN NO EVENT SHALL SELLER’S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON

THEREOF HAVE ANY PERSONAL LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

Section 10.3           Attorneys’ Fees. In the event either party hereto employs an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys’ fees, incurred in connection with such claims.

Section 10.4           Other Expenses. If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees or charges due to Escrow Agent for holding the Earnest Money as well as any escrow cancellation fees or charges and any fees or charges due to the Title Company for preparation and/or cancellation of the Title Commitment.

ARTICLE 11
DISCLAIMERS, RELEASE AND INDEMNITY

Section 11.1           Disclaimers by Seller. Except as expressly set forth in this Agreement and any document executed by Seller and delivered to Purchaser at Closing, it is understood and agreed that Seller and Seller’s agents or employees have not at any time made and are not now making, and they specifically disclaim, any warranties, representations or guaranties of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties, representations or guaranties as to (a) matters of title (other than Seller’s special warranty of title to be contained in the Deed), (b) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Property or any fact or condition existing regarding the presence of, testing for, or remediation of, mildew, mold or mold spores on the Property, (c) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (d) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (e) drainage, (f) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (g) the presence of endangered species or any environmentally sensitive or protected areas, (h) zoning or building entitlements to which the Property or any portion thereof may be subject, (i) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (j) usages of adjoining property, (k) access to the Property or any portion thereof, (1) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (m) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (n) the existence or non-existence of underground storage tanks, surface impoundments, or landfills,

(o) any other matter affecting the stability and integrity of the Property, (p) the potential for further development of the Property, (q) the merchantability of the Property or fitness of the Property for any particular purpose, (r) the truth, accuracy or completeness of the Property Documents, (s) tax consequences, or (t) any other matter or thing with respect to the Property.

Section 11.2              Sale “As Is, Where Is”. Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property “AS IS, WHERE IS, WITH ALL FAULTS,” except to the extent expressly provided otherwise in this Agreement and any document executed by Seller and delivered to Purchaser at Closing, Except as expressly set forth in this Agreement and any document executed by Seller and delivered to Purchaser at Closing, Purchaser has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by Seller, or any property manager, real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that, except as expressly set forth in this Agreement and any document executed by Seller and delivered to Purchaser at Closing, it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Property and shall make an independent verification of the accuracy of any documents and information provided by Seller. Purchaser will conduct such inspections and investigations of the Property as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. By failing to terminate this Agreement prior to the expiration of the Inspection Period, Purchaser acknowledges that Seller has afforded Purchaser a full opportunity to conduct such investigations of the Property as Purchaser deemed necessary to satisfy itself as to the condition of the Property and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Property and any fact or condition existing regarding the presence of, testing for, or remediation of, mildew, mold or mold spores on the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement and any document executed by Seller and delivered to Purchaser at Closing. Upon Closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Purchaser’s inspections and investigations. Purchaser hereby represents and warrants to Seller that: (a) Purchaser is represented by legal counsel in connection with the transaction contemplated by this Agreement; and (b) Purchaser is purchasing the Property for business, commercial, investment or other similar purpose and not for use as Purchaser’s residence. Purchaser waives any and all rights or remedies it may have or be entitled to, deriving from disparity in size or from any significant disparate bargaining position in relation to Seller.

Section 11.3              Seller Released from Liability. Purchaser acknowledges that it will have the opportunity to inspect the Property during the Inspection Period, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary, and Purchaser hereby FOREVER RELEASES AND DISCHARGES Seller from all responsibility and liability, including without limitation, liabilities under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended (“CERCLA”), the Resource Conservation and Recovery Act (42 U.S.C. Section 9601 et seq.), as amended, and the Oil Pollution Act (33 U.S.C. Section 2701 et seq.), regarding the condition, valuation, salability or utility of the Property, or its suitability for any purpose whatsoever (including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property) and any fact or condition existing regarding the presence of, testing for, or remediation of, mildew, mold or mold spores on the Property. Purchaser further hereby WAIVES (and by Closing this transaction will be deemed to have WAIVED) any and all objections and complaints (including, but not limited to, federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Property is or may be subject, including, but not limited to, CERCLA) concerning the physical characteristics and any existing conditions of the Property. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, including mold or mold spores, may not have been revealed by its investigation. The waiver and release contained in this Section 11.3, however, shall not apply to any breach of Seller’s express representations or warranties set forth in Section 9.1, but subject in all respects to Section 9.3, and, further, nothing contained is this Section 11.3 is intended to or shall be deemed to release any claims which Purchaser may have against any potentially liable party other than Seller with respect to any of the matters covered in this Section 11.3, and Seller hereby assigns, on a non-exclusive basis, any right, remedy, claim or cause of action which Seller may have against any such other potentially liable party with respect to any of the matters covered in this Section 11.3.

Section 11.4           “Hazardous Materials” Defined. For purposes hereof, “Hazardous Materials” means “Hazardous Material,” “Hazardous Substance,” “Pollutant or Contaminant,” and “Petroleum” and “Natural Gas Liquids,” as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.

Section 11.5           Indemnity. The parties agree to indemnify, defend and hold each other harmless of and from any and all third party liabilities, claims, demands, and expenses of any kind or nature which, with respect to Seller, arise or accrue prior to Closing and which, with respect to Purchaser, arise or accrue after Closing and which are in any way related to the ownership, maintenance, or operation of the Property.

Section 11.6            Survival. The terms and conditions of this Article 11 shall expressly survive the Closing, not merge with the provisions of any closing documents and shall be deemed to be incorporated into the Deed.

Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth above.

ARTICLE 12
MISCELLANEOUS

Section 12.1            Parties Bound; Assignment. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement upon the following conditions: (a) the assignee of Purchaser must be an entity controlling, controlled by, or under common control with Purchaser, (b) all of the Earnest Money must have been delivered in accordance herewith, (c) the Inspection Period shall be deemed to have ended, (d) the assignee of Purchaser shall assume all obligations of Purchaser hereunder, but Purchaser shall remain primarily liable for the performance of Purchaser’s obligations, (e) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller at least ten days prior to Closing, and (f) the requirements in Section 12.17 are satisfied.

Section 12.2            Headings. The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

Section 12.3            Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

Section 12.4            Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.

Section 12.5            Survival. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing (other than any unfulfilled closing conditions which have been waived or deemed waived by the other party) shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

Section 12.6            Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought. All Exhibits attached hereto are incorporated herein by this reference for all purposes.

Section 12.7            Time. Time is of the essence in the performance of this Agreement.

Section 12.8            Confidentiality. Purchaser shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before the Closing, without the prior written specific consent of Seller; provided, however, that Purchaser may, subject to the provisions of Section 4.6, make disclosure of this Agreement to its Permitted Outside Parties as necessary to perform its obligations hereunder and as may be required under laws or regulations applicable to Purchaser.

Section 12.9            No Electronic Transactions. The parties hereby acknowledge and agree this Agreement shall not be executed, entered into, altered, amended or modified by electronic means. Without limiting the generality of the foregoing, the parties hereby agree the transactions contemplated by this Agreement shall not be conducted by electronic means, except as specifically set forth in the “Notices” section of this Agreement.

Section 12.10          Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section 1.3. Any such notices shall, unless otherwise provided herein, be given or served (a) by overnight delivery using a nationally recognized overnight courier, (b) by personal delivery, or (c) by facsimile transmission during normal business hours with a confirmation copy delivered by another method permitted under this Section 12.10. Notice given in accordance herewith for all permitted forms of notice, shall be effective upon the earlier to occur of actual delivery to the address of the addressee or refusal of receipt by the addressee. Except for facsimile notices as described above, no notice hereunder shall be effective if sent or delivered by electronic means. In no event shall this Agreement be altered, amended or modified by electronic mail or electronic record. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.

Section 12.11          Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

Section 12.12          Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is not a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in the state in which the Real Property is located.

Section 12.13          Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages, provided that executed originals thereof are promptly forwarded to the other party by any of the delivery methods set forth in Section 12.9 other than facsimile.

Section 12.14          No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon Seller shall have the remedies set forth in Section 10.1 hereof. In addition to any such remedies, Purchaser shall be obligated to execute an instrument in recordable form releasing this Agreement or memorandum or affidavit, and Purchaser’s obligations pursuant to this Section 12.14 shall survive any termination of this Agreement as a surviving obligation.

Section 12.15          Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

Section 12.16          Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

Section 12.17          No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing, except that a tenant of the Property may enforce Purchaser’s indemnity obligation under Section 4.9 hereof.

Section 12.18          Reporting Person. Purchaser and Seller hereby designate the Title Company as the “reporting person” pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986, as amended.

Section 12.19          Like-Kind Exchange. Purchaser may consummate the purchase of the Property as part of a so-called like-kind exchange (the “Exchange”) pursuant to §1031 of the Internal Revenue Code of 1986, as amended, provided that (a) Purchaser shall notify Seller in writing no later than ten days before Closing that it intends to consummate this transaction as part of an Exchange, and shall provide with such notice all material information relating to the parties and properties to the Exchange; (b) all costs, fees, and expenses attendant to the Exchange shall be the sole responsibility of Purchaser, and Purchaser shall indemnify and hold harmless Seller from and against any such costs, fees, and expenses; (c) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Purchaser’s obligations and covenants under this Agreement; and (d) Seller shall not be required to acquire or hold title to any real property other than the Property for purposes of consummating the Exchange. Purchaser agrees to defend, indemnify and hold Seller harmless from any liability, damages, or costs, including (without limitation) reasonable attorneys’ fees, that may result from Seller’s acquiescence to the Exchange. Seller shall not, by this Agreement or acquiescence to the Exchange, (l) have its rights under this Agreement, including (without limitation) those that survive Closing, affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to Purchaser that the Exchange in fact complies with §1031 of the Internal Revenue Code of 1986, as amended. The terms of this Section shall survive Closing.

[SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

SIGNATURE PAGE TO AGREEMENT OF

PURCHASE AND SALE

BY AND BETWEEN

THE WOODLANDS HOTEL, L.P.

AND

INLAND AMERICAN LODGING ACQUISITION, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

SELLER:	THE WOODLANDS HOTEL, L.P.,
a Texas limited partnership
Date executed by Seller
	By:	The Woodlands Hotel GP, L.L.C.,
, 2007		a Texas limited liability company,
its sole General Partner

By:
Name:
Title:

PURCHASER:	INLAND AMERICAN LODGING
ACQUISITIONS, INC.,
Date executed by Purchaser	a Delaware corporation

8/22/, 2007
		By:	/s/ Marcel Verbaas
		Name:	Marcel Verbaas
		Title:	President

SIGNATURE PAGE TO AGREEMENT OF

PURCHASE AND SALE

BY AND BETWEEN

THE WOODLANDS HOTEL, L.P.

AND

INLAND AMERICAN LODGING ACQUISITION, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below,

SELLER:	THE WOODLANDS HOTEL, L.P.,
a Texas limited partnership
Date executed by Seller
	By:	The Woodlands Hotel GP, L.L.C.,
8.22, 2007	a Texas limited liability company,
its sole General Partner

	By:	/s/ Alexander G. Sutton III
	Name:	Alexander G. Sutton III
	Title:	President

PURCHASER:	INLAND AMERICAN LODGING
ACQUISITIONS, INC.,
Date executed by Purchaser	a Delaware corporation

, 2007
By:
Name:
Title:

JOINDER BY ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent shall hold the Earnest Money required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of this Agreement.

Date executed by Escrow Agent	STEWART TITLE CO OF
MONTGOMERY COUNTY, INC.
8-22, 2007

	By:	/s/ Cynthia M. Kojak
	Name:	Cynthia M. Kojak
	Title:	SR. Vice-President

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “First Amendment”) is made and entered into as of the 12th day of September 2007 between THE WOODLANDS HOTEL, L.P., as Seller and INLAND AMERICAN LODGING ACQUISITIONS, INC., as Purchaser.

WITNESSETH:

WHEREAS, Seller and Purchaser made and entered into that certain Purchase and Sale Agreement, dated as of August 22, 2007 (the “Agreement”), with respect to the sale and purchase of the Woodlands Waterway Marriott Hotel; and

WHEREAS, pursuant to the terms of the Agreement, the Inspection Period expires on September 12, 2007; and

WHEREAS, Purchaser and Seller decided to amend the Agreement to extend the Inspection Period as more particularly hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein and in the Agreement, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree to amend the Agreement as follows:

1.                                       Defined Terms: Capitalized Terms used herein and not defined herein shall have the meaning ascribed thereto in the Agreement.

2.                                       Inspection Period. Section 1.1.10 of the Agreement is hereby amended and restated in its entirety to read as follows:

1.1.10                                       Inspection Period:   The Period beginning on the Effective Date and ending on September 14, 2007.

3.                                       Amendment. Except as hereby amended and modified the Agreement shall remain in full force and effect in accordance with the terms thereof.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, Purchaser and Seller have executed this First Amendment in manner and form sufficient to bind them as of this 12th day of September 2007.

SELLER:	THE WOODLANDS HOTEL, L.P.,
a Texas limited partnership
Date executed by Seller
	By:	The Woodlands Hotel GP, L.L.C.,
September 12, 2007		a Texas limited liability company,
its sole General Partner

		By:	/s/ DAN B. LEVERETT
		Name:	DAN B. LEVERETT
		Title:	Vice President

PURCHASER:	INLAND AMERICAN LODGING
ACQUISITIONS, INC.,
Date executed by Purchaser	a Delaware corporation

September 12, 2007
	By:	/s/ Edwin Hendriksen
	Name:	Edwin Hendriksen
	Title:	Senior Vice President

2

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Second Amendment”) is made and entered into as of this 14th day of September, 2007 between THE WOODLANDS HOTEL, L.P., as Seller and INLAND AMERICAN LODGING ACQUISITIONS, INC., as Purchaser.

WITNESSETH:

WHEREAS, Seller and Purchaser made and entered into that certain Purchase and Sale Agreement dated as of August 22, 2007, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of September 12, 2007 (together the “Agreement”) with respect to the sale and purchase of the Woodlands Waterway Marriott Hotel; and

WHEREAS, pursuant to the terms of the Agreement, the Inspection Period expires on September 14, 2007; and

WHEREAS, Purchaser and Seller have agreed to amend the Agreement to further extend the Inspection Period as more particularly hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein and in the Agreement, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree to further amend the Agreement as follows:

1.                                       Defined Terms. Capitalized Terms used herein and not defined herein shall have the meanings ascribed thereto in the Agreement.

2.                                       Inspection Period. Section 1.1.10 of the Agreement is hereby amended and restated in its entirety to read as follows:

1.1.10                                       Inspection Period:   The Period beginning on the Effective Date and ending on September 19, 2007.

3.                                       Amendment. Except as hereby amended and modified, the Agreement shall remain in full force and effect in accordance with the terms thereof.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, Purchaser and Seller have executed this Second Amendment in the manner and form sufficient to bind them as of this 14th day of September, 2007.

SELLER:	THE WOODLANDS HOTEL, L.P.,
a Texas limited partnership
Date executed by Seller
	By:	The Woodlands Hotel GP, L.L.C.,
September 14, 2007		a Texas limited liability company,
its sole General Partner

		By:	/s/ DAN B. LEVERETT
		Name:	DAN B. LEVERETT
		Title:	Vice President

PURCHASER:	INLAND AMERICAN LODGING
ACQUISITIONS, INC.,
Date executed by Purchaser	a Delaware corporation

September 14, 2007
	By:	/s/ Edwin Hendriksen
	Name:	Edwin Hendriksen
	Title:	Senior Vice President

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Third Amendment”) is made and entered into as of this 19th day of September, 2007 between THE WOODLANDS HOTEL, L.P., as Seller and INLAND AMERICAN LODGING ACQUISITIONS, INC., as Purchaser.

WITNESSETH:

WHEREAS, Seller and Purchaser made and entered into that certain Purchase and Sale Agreement dated as of August 22, 2007, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of September 12, 2007, and as further amended by that certain Second Amendment to Purchase and Sale Agreement dated as of September September 14, 2007 (collectively the “Agreement”) with respect to the sale and purchase of the Woodlands Waterway Marriott Hotel; and

WHEREAS, pursuant to the terms of the Agreement, the Inspection Period expires on September 14, 2007; and

WHEREAS, Purchaser and Seller have agreed to amend the Agreement to further extend the Inspection Period as more particularly hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein and in the Agreement, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree to further amend the Agreement as follows:

1.                                       Defined Terms. Capitalized Terms used herein and not defined herein shall have the meanings ascribed thereto in the Agreement.

2.                                       Inspection Period. Section 1.1.10 of the Agreement is hereby amended and restated in its entirety to read as follows:

1.1.10                                       Inspection Period:    The Period beginning on the Effective Date and ending on October 1, 2007.

3.                                       Amendment. Except as hereby amended and modified, the Agreement shall remain in full force and effect in accordance with the terms thereof.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, Purchaser and Seller have executed this Third Amendment in the manner and form sufficient to bind them as of this 19th day of September, 2007.

SELLER:	THE WOODLANDS HOTEL, L.P.,
a Texas limited partnership
Date executed by Seller
	By:	The Woodlands Hotel GP, L.L.C.,
September 19, 2007		a Texas limited liability company,
its sole General Partner

		By:	/s/ Alexander G. Sutton III
		Name:	Alexander G. Sutton III
		Title:	President

PURCHASER:	INLAND AMERICAN LODGING
ACQUISITIONS, INC.,
Date executed by Purchaser	a Delaware corporation

September 19, 2007
	By:	/s/ Edwin Hendriksen
	Name:	Edwin Hendriksen
	Title:	Senior Vice President

FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Fourth Amendment”) is made and entered into as of this 1st day of October, 2007 between THE WOODLANDS HOTEL, L.P., as Seller and INLAND AMERICAN LODGING ACQUISITIONS, INC., as Purchaser.

WITNESSETH:

WHEREAS, Seller and Purchaser made and entered into that certain Purchase and Sale Agreement dated as of August 22, 2007, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of September 12, 2007, as amended by that certain Second Amendment to Purchase and Sale Agreement dated as of September 14, 2007 and as further amended by that certain Third Amendment to Purchase and Sale Agreement dated as of September 19, 2007 (collectively the “Agreement”) with respect to the sale and purchase of the Woodlands Waterway Marriott Hotel; and

WHEREAS, pursuant to the terms of the Agreement, the Inspection Period expires on October 1, 2007; and

WHEREAS, Purchaser and Seller have agreed to amend the Agreement to further extend the Inspection Period as more particularly hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein and in the Agreement, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree to further amend the Agreement as follows:

1.                                       Defined Terms. Capitalized Terms used herein and not defined herein shall have the meanings ascribed thereto in the Agreement.

2.                                       Inspection Period. Section 1.1.10 of the Agreement is hereby amended and restated in its entirety to read as follows:

1.1.10                                       Inspection Period:   The Period beginning on the Effective Date and ending on October 28, 2007.

3.                                       Amendment. Except as hereby amended and modified, the Agreement shall remain in full force and effect in accordance with the terms thereof.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, Purchaser and Seller have executed this Fourth Amendment in the manner and form sufficient to bind them as of this 1st day of October, 2007.

SELLER:	THE WOODLANDS HOTEL, L.P.,
a Texas limited partnership
Date executed by Seller
	By:	The Woodlands Hotel GP, L.L.C.,
October 1, 2007		a Texas limited liability company,
its sole General Partner

		By:	/s/ Alexander G. Sutton III
		Name:	Alexander G. Sutton III
		Title:	President

PURCHASER:	INLAND AMERICAN LODGING
ACQUISITIONS, INC.,
Date executed by Purchaser	a Delaware corporation

October 1, 2007
	By:	/s/ Edwin Hendriksen
	Name:	Edwin Hendriksen
	Title:	Senior Vice President

FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Fifth Amendment”) is made and entered into as of this 2nd day of October, 2007 between THE WOODLANDS HOTEL, L.P., as Seller and INLAND AMERICAN LODGING ACQUISITIONS, INC., as Purchaser.

WITNESSETH:

WHEREAS, Seller and Purchaser made and entered into that certain Purchase and Sale Agreement dated as of August 22, 2007, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of September 12, 2007, as amended by that certain Second Amendment to Purchase and Sale Agreement dated as of September 14, 2007, as further amended by that certain Third Amendment to Purchase and Sale Agreement dated as of September 19, 2007, and as further amended by that certain Fourth Amendment to Purchase and Sale Agreement dated as of October 1, 2007 (collectively the “Agreement”) with respect to the sale and purchase of the Woodlands Waterway Marriott Hotel; and

WHEREAS, Seller and Purchaser desire to amend the Agreement in certain respects as more particularly hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein and in the Agreement, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree to further amend the Agreement as follows:

1.                                         Defined Terms. Capitalized Terms used herein and not defined herein shall have the meanings ascribed thereto in the Agreement.

2.                                         Closing Date. Section 1.1.11 of the Agreement is hereby amended and restated in its entirety to read as follows:

1.1.11                                   Closing Date:                                                November 15, 2007.

3.                                         Earnest Money. Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

Section 3.1                                      Deposit and Investment of Earnest Money. Within two business days after the Effective Date, Purchaser shall deposit the Initial Earnest Money with Escrow Agent. The parties acknowledge that the Initial Earnest Money was timely delivered. On or before October 3, 2007, Purchaser shall deposit the Additional Earnest Money as specified in Section 1.1.4 above, with Escrow Agent. Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Seller and Purchaser, shall not commingle the Earnest Money with any funds of Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. Such account shall

1

have no penalty for early withdrawal, and Purchaser accepts all risks with regard to such account.

4.                                         Additional Conditions to Close. Section 7.2 of the Agreement is hereby amended to include the following new subsections 7.2.5, 7.2.6, 7.2.7 and 7.2.8 immediately following subsection 7.2.4:

7.2.5                        Property Condition Assessment. Prior to the Closing Date, Seller shall cause to be completed the work and repairs set forth on Schedule 1 attached to this Fifth Amendment. If such work is not completed by Closing, Seller shall escrow at Closing funds necessary to complete such work and repairs.

7.2.6                        Fill Prevention, Control and Counter Measure Plan. Prior to the Closing Date, Seller shall have caused to be prepared and filed with the appropriate governmental authorities a Fill Prevention, Control and Counter Measure Plan in accordance with applicable law for the 5,000 gallon diesel above ground storage tank located on the Property.

7.2.7                        3.05 Audit Letter. Seller shall have executed a Section 3.05 Audit Letter in the form attached hereto as Schedule 2.

7.2.8                        Additional Estoppels Matters. Seller shall cause those matters set forth on Schedule 3 attached hereto to be completed and shall deliver evidence of such completion to Purchaser prior to Closing.

5.                                         Seller’s Deliveries. Subsection 7.3.13 of Section 7.3 is hereby amended and restated in its entirety to read as follows:

7.3.13                  Additional Documents. (a) Any additional documents which Seller has agreed to or is required to deliver pursuant to the terms of this Agreement, and (b) any additional documents, certifications and/or affidavits which Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, other than Seller’s delivery of a so-called owner’s or seller’s affidavit in favor of the Title Company in form reasonably acceptable to the Title Company and Seller, no such additional document required by the Escrow Agent or Title Company shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement); and

6.                                         Accounts Receivable. Section 8.1.5 of the Agreement contemplates that the credit to Seller for Accounts Receivables shall be the percentage of the total amount of Accounts Receivables agreed upon by the parties prior to the expiration of the Inspection Period. This Fifth Amendment confirms that Purchaser has agreed to pay for 100% of the Accounts Receivables outstanding as of Closing.

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7.                                         Trademark License Agreement. Attached hereto as Schedule 4 is the form of Trademark License Agreement agreed upon by the parties as contemplated in Section 2.1.3 of the Agreement.

8.                                         Lease Agreement. Attached hereto as Schedule 5 is the form of Lease Agreement agreed upon by the parties as contemplated in Section 6.6 of the Agreement.

9.                                         Amendments. Except as hereby amended and modified, the Agreement shall remain in full force and effect in accordance with the terms thereof.

[SIGNATURES APPEAR ON NEXT PAGE]

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IN WITNESS WHEREOF, Purchaser and Seller have executed this Fifth Amendment in the manner and form sufficient to bind them as of this 2nd day of October, 2007.

SELLER:	THE WOODLANDS HOTEL, L.P.,
a Texas limited partnership
Date executed by Seller
	By:	The Woodlands Hotel GP, L.L.C.,
October 2, 2007		a Texas limited liability company,
its sole General Partner

		By:	/s/ Alexander G. Sutton III
		Name:	Alexander G. Sutton III
		Title:	President

PURCHASER:	INLAND AMERICAN LODGING
ACQUISITIONS, INC.,
Date executed by Purchaser	a Delaware corporation

October 2, 2007
	By:	/s/ Edwin Hendriksen
	Name:	Edwin Hendriksen
	Title:	Senior Vice President

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SCHEDULE 1

PROPERTY CONDITION ASSESSMENT

Modify and re-slope soil areas causing ponding water adjacent to the Convention Center Building.

Replace ground light fixtures.

Further investigation of Skybridge intersection point by a licensed structural engineer.*

Prep and paint exterior stairs at the north end of the Convention Center Building.

Replace broken sliding door sidelite glazing at Room 840.

Repair active roof/deck leaks at the northwest side of the Convention Center Building.

Repair active roof leak at the parking garage southwest elevator lobby.

Mitigate items of concern regarding the electrical systems and labeled as “Advisory” in the infrared Scan Report. **

Re-inspect life safety and fire protection throughout each building. **

Re-inspect kitchen hood ANSUL Systems. **

Install lever-type sink handles at each handicap accessible guestroom.

Remove and replace water damaged interior finishes in the sound room.

*                                         Any costs to repair and stabilize the structural system shall also be paid by Seller (or the funds will be escrowed at Closing).

**                                  Identified costs to remedy this item shall also be paid by Seller (or the funds will be escrowed at Closing).

SCHEDULE 2

SELLER’S AUDIT LETTER

[Seller’s Audit Letter is behind this page.]

KPMG LLP

303 E. Wacker Drive

Chicago, IL 60601

Date - TBD

Ladies and Gentlemen:

We are providing this letter in connection with your audits of the balance sheets of The Woodlands Hotel, LP (the “Partnership”) as of December 31, 2006, and the related statements of operations, retained earnings, and cash flows for the year then ended for the purpose of expressing an opinion as to whether these financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of the Partnership in conformity with U.S. generally accepted accounting principles.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

The Partnership has contracted with Marriott Hotel Services, Inc. (the “Manager”) to manage the day-to-day operations of The Woodlands Waterway Marriott Hotel (the “Hotel”), including all accounting functions. Representations made by the undersigned rely on communications from the Manager, and phrases such as “knowledge” and “actual knowledge” are made in reliance on these communications. Representations made by the undersigned are also made based on the Partnership’s knowledge of Partnership activities.

Except as provided in Exhibit A, the undersigned confirm, to our actual knowledge and belief, the following representations made to you during your audit:

1.                                       The financial statements referred to above are fairly presented in conformity with U.S. generally accepted accounting principles.

2.                                       We have made available to Inland American Lodging Acquisitions, Inc. (“Inland”) : all financial records and related data to the extent the Partnership has, or has access thereto,

3.                                       Except as disclosed to you in writing, there have been no:

a.                                       Circumstances that have resulted in communications from the Partnership’s legal counsel to the Partnership reporting evidence of a material violation of securities law or breach of fiduciary duty, or similar violation by the Partnership or any agent thereof.

b.                                      Communications from regulatory agencies concerning noncompliance with, or deficiencies in, financial reporting practices.

4.                                       There are no:

a.                                       Violations or possible violations of laws or regulations, whose effects should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

b.                                      Other liabilities or gain or loss contingencies that are required to be accrued or disclosed by SFAS No. 5.

c.                                       Material transactions that have not been properly recorded in the accounting records underlying the financial statements.

d.                                      Events that have occurred subsequent to the balance sheet date and through the date of this letter that would require adjustment to or disclosure in the financial statements.

e.                                       Changes in internal control over financial reporting or other factors that have occurred subsequent to the balance sheet date and through the date of this letter that might significantly affect internal control over financial reporting, including corrective actions taken by management with regard to significant deficiencies and material weaknesses.

5.                                       We believe that the effects of the uncorrected financial statement misstatements summarized in the accompanying schedule are immaterial, both individually and in the aggregate, to the financial statements taken as a whole.

6.                                       We acknowledge our responsibility for the design and implementation of programs and controls to prevent, deter and detect fraud for the Partnership. The Partnership has neither designed nor implemented any programs at the Hotel to prevent, deter and detect fraud. We understand that the term “fraud” includes misstatements arising from

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fraudulent financial reporting and misstatements arising from misappropriation of assets.

Misstatements arising from fraudulent financial reporting are intentional misstatements, or omissions of amounts or disclosures in financial statements to deceive financial statement users. Misstatements arising from misappropriation of assets involve the theft of an entity’s assets where the effect of the theft causes the financial statements not to be presented in conformity with U.S. generally accepted accounting principles.

7.             Other than what has been disclosed in Exhibit A, we have no actual knowledge of any fraud or suspected fraud affecting the entity involving:

a.                                       Management,

b.                                      Employees who have significant roles in internal control over financial reporting, or

c.                                       Others where the fraud could have a material effect on the financial statements.

8.             We have no actual knowledge of any allegations of fraud or suspected fraud affecting the entity received in communications from employees or, former employees of the Partnership.

9.             The Partnership has no plans or intentions that may materially affect the carrying value or classification of assets and liabilities.

10.           We have no actual knowledge of any officer or director of the Partnership, or any other person acting under the direction thereof, having taken any action to fraudulently influence, coerce, manipulate or mislead you during your integrated audit.

11.           To our actual knowledge the following have been properly recorded or disclosed in the financial statements:

a.                                       Related party transactions including sales, purchases, loans, transfers, leasing arrangements, guarantees, ongoing contractual commitments and amounts receivable from or payable to related parties.

We understand that the term “related party” refers to affiliates of the enterprise; entities for which investments are accounted for by the equity method by the enterprise; trusts for the benefit of employees, such as pension and profit-

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sharing trusts that are managed by or under the trusteeship of management; principal owners of the enterprise; its management; members of the immediate families of principal owners of the enterprise and its management; and other parties with which the enterprise may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. Another party also is a related party if it can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

b.                                      Guarantees, whether written or oral, under which the Partnership is contingently liable, including guarantee contracts and indemnification agreements pursuant to FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.

c.                                       Significant estimates and material concentrations known to management that are required to be disclosed in accordance with the AICPA’s Statement of Position (SOP) 94-6, Disclosure of Certain Significant Risks and Uncertainties.

Significant estimates are estimates at the balance sheet date, which could change materially within the next year. Concentrations refer to volumes of business, revenues, available sources of supply, or markets or geographic areas for which it is reasonably possible that events could occur which would significantly disrupt normal finances within the next year. Concentrations include material sources of financing, including off-balance sheet arrangements and transactions with unconsolidated, limited purpose entities, and contingencies inherent in the arrangements, that are reasonably likely to affect the continued availability of liquidity and financing.

d.                                      Off-balance sheet activities, including accounting policies relating to non-consolidation and revenue recognition. Specifically, for those off-balance sheet activities in which the Partnership is a sponsor or transferor, the majority owners of the off-balance sheet vehicle are independent third parties who have made and maintained a substantive capital investment in the vehicle, control the vehicle and have substantive risks and rewards of the assets of the vehicle, including residuals.

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e.                                       Variable interest entities, and significant variable interests in variable interest entities in which the Partnership is not deemed the primary beneficiary, pursuant to FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (FIN 46R).

f.                                         Significant common ownership or management control relationships requiring disclosure.

g.                                      Agreements to repurchase assets previously sold, including sales with recourse.

12.           The Partnership has satisfactory title to all owned assets.

13.           The Partnership has complied with all aspects of contractual agreements that would have a material effect on the financial statements in the event of noncompliance.

14.           Receivables reported in the financial statements represent valid claims against debtors for sales or other charges arising on or before the balance-sheet date and have been appropriately reduced to their estimated net realizable value.

15.           Debt securities that have been classified as held-to-maturity have been so classified due to our intent and ability to hold such securities to maturity. All other debt securities have been classified as available-for-sale or trading. Declines in value of debt or equity securities classified as either available-for-sale or held-to-maturity are considered to be temporary because we have both the intent and ability to hold these impaired securities for a sufficient period of time, until maturity if necessary, to allow for their recovery in market value.

16.           The following information about financial instruments with off-balance-sheet risk and financial instruments with concentrations of credit risk has been properly disclosed in the financial statements:

a.                                       Extent, nature, and terms of financial instruments with off-balance-sheet risk;

b.                                      The amount of credit risk of financial instruments with off-balance-sheet credit risk, and information about the collateral supporting such financial instruments; and

c.                                       Significant concentrations of credit risk arising from all financial instruments and information about the collateral supporting such financial instruments.

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17.           The Partnership is responsible for determining the fair value of financial instruments as required by SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The amounts disclosed represent the Partnership’s best estimate of fair value of financial instruments required to be disclosed under the SFAS No. 107 (and other assets or liabilities, if separately disclosed). The Partnership also has disclosed the methods and significant assumptions used to estimate the fair value of financial instruments.

18.           The Partnership’s reporting units have been appropriately identified in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. Provision has been made for any impairment losses related to goodwill and/or non-amortizable intangible assets.

19.           The Partnership has accounted for asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, and FIN 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143 (issued march 2005). All legal obligations associated with the retirement of tangible long-lived assets have been recognized. The Partnership recognized the obligations when incurred using management’s best estimate of fair value.

20.           The Partnership has appropriately grouped long-lived assets together for purposes of assessing impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. We have reviewed long-lived assets, including amortizable intangible assets, to be held and used for impairment whenever events or changes in circumstances have indicated that the carrying amount of the assets might not be recoverable. Provision has been made for any material adjustments to long-lived assets including amortizable intangible assets.

21.           We are responsible for making the fair value measurements and disclosures included in the financial statements, including determining the fair value of investments for which a readily determinable fair value does not exist. As part of fulfilling this responsibility, we have established an accounting and financial reporting process for determining the fair value measurements and disclosures, considered the appropriateness of valuation methods, adequately supported any significant assumptions used, and ensured that the presentation and disclosure of the fair value measurements are in accordance with U.S. generally accepted accounting principles. We believe the assumptions and methods used by us, including those used by specialists engaged by us, are appropriate in the circumstances and the resulting valuations and disclosures are reasonable.

22.           We believe that all material expenditures that have been deferred to future periods will be recoverable.

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23.           All sales transactions entered into by the Partnership are final and there are no side agreements with customers, or other terms in effect, which allow for the return of merchandise, except for defectiveness or other conditions covered by usual and customary warranties.

24.           The unaudited interim financial information accompanying (presented in Note X to) the financial statements for the (identify all related periods) has been prepared and presented in conformity with U.S. generally accepted accounting principles(4) applicable to interim financial information (and with Item 302(a) of Regulation S-K). The accounting principles used to prepare the unaudited interim financial information are consistent with those used to prepare the audited financial statements.

25.           The Partnership has accounted for its derivatives and hedging activities in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of SFAS No. 133, and SFAS No. 149, Amendment of SFAS No. 133 on Derivative Instruments and Hedging Activities, including the requirement for contemporaneous documentation of the hedging relationship and the Partnership’s risk management objective and strategy for entering into the hedge as well as initial and periodic effectiveness assessments. The estimate of fair value of derivative instruments is in compliance with EITF Issue 02-03, Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities, including the propriety of recognized gains and losses at inception of the derivative instruments when using internal valuation techniques.(35)

26.           We have disclosed to you all accounting policies and practices we have adopted that, if applied to significant items or transactions, would not be in accordance with U.S. generally accepted accounting principles (GAAP). We have evaluated the impact of the application of each such policy and practice, both individually and in the aggregate, on the Partnership’s current period financial statements, and the expected impact of each such policy and practice on future periods’ financial reporting. We believe the effect of these policies and practices on the financial statements is not material. Furthermore, we do not believe the impact of the application of these policies and practices will be material to the financial statements in future periods.

27.           Gross revenue includes only those sales for which the Partnership has acted as a principal in the transaction, takes title to the products, and has the risks and rewards of ownership, including the risk of loss for collection, delivery and returns. Any sales for which the Partnership has acted as an agent or broker without assuming the risks and rewards of ownership have been reported on a net basis.

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28.                                 Allocations of individual partner interests are in accordance with the respective partnership agreement.

Further, we confirm that we are responsible for the fair presentation in the financial statements of financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles.

Very truly yours,

THE WOODLANDS HOTEL, L.P.,
A Texas limited partnership

By:	The Woodlands Hotel GP, L.L.C.
A Texas limited liability company,
Its sole General Partner

By:
Alex Sutton, President

By:
G. Randy Davis, Treasurer

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EXHIBIT A

Item #7 – In the first quarter of 2006, the Manager informed the Partnership that several senior managers, including the general manager, had been discharged for allegations related to petty cash management and/or misuse of company property.

[More items may be added before execution]

SCHEDULE 3

ADDITIONAL ESTOPPELS
(with document numbers)

Seller shall deliver to Purchaser and/or Title Company Estoppel Certificates with respect to the following documents, executed by the specified parties:

Title of Document	Date of Document	Parties to Provide Estoppels	Document Number

Project Lease Agreement	June 29, 2001	Hotel(1)	1091628
		TCID(2)	1090847

Parking Easement and Agreement	June 29,2001	Hotel	1094067
		TCID	1094079

Meeting Rooms Lease Agreement	June 29,2001	Hotel	1091634
		TCID	1091603

Convention Center Booking and Blocking Agreement	June 29, 2001	Hotel	1091808
		TCID	1091779

Elevated Walkway and Easement Agreement	June 29, 2001	Hotel	1091836
		TCID	1091795
		TWLDC(3)	1091839

Garage Joint Use and Easement Agreement	May 13, 2005	Hotel	Seller
		TCDCLP(4)	Seller
		21 Waterway(5)	Seller

Common Access Driveway Easement Agreement	May 13, 2005	Hotel	Seller
		TCID	Seller
		TCDCLP	Seller
		21 Waterway	Seller

Lease Agreement (Urban Retreat)	June 24, 2005	Hotel	1095137
		Urban Retreat(6)	1095188

(1)          The Woodlands Hotel, L.P.

(2)          Town Center Improvement District of Montgomery County, Texas

(3)          The Woodlands Land Development Company, L.P.

(4)          Town Center Development Company, L.P.

(5)          21 Waterway Holding LLC

(6)          Urban Retreat of the Woodlands, L.L.C.

Title of Document	Date of Document	Parties to Provide Estoppels	Document Number

Parking Lot Easement Agreement	May 13, 2005	Hotel	1094331
		TWLDC	1094426
		Marriott(7)	1094464

Limited Access Driveway Easement Agreement	March 30, 2007	Hotel	1094073
		Watumull(8)	1094061

Declaration of Covenants and Restrictions of the Woodlands Commercial Owners Association	October 26, 1993	TWCOA(9)	1094103

Declaration of Covenants and Restrictions for the Woodlands Town Center Owners Association	April 12, 1995	TCOA(10)	1094447

(7)          Marriott Hotel Services, Inc.

(8)          Watumull Woodlands II, LLC

(9)          The Woodlands Commercial Owners Association

(10)    The Town Center Owner’s Association

SCHEDULE 4

TRADEMARK LICENSE AGREEMENT

[Trademark License Agreement is behind this page.]

TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT (this “Agreement”) is dated as of October     , 2007 (the “Commencement Date”), and entered into by and between The Woodlands Commercial Properties Company, L.P., a Texas Limited Partnership, located at 2201 Timberloch Place, The Woodlands, Texas (the “Licensor”) and Inland American Lodging Woodlands TRS, L.L.C., a Delaware LLC, located at 390 N. Orange Ave., Suite 1650, Orlando, Florida 32801 (the “Licensee”). Licensee and Licensor are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Licensor has adopted the mark THE WOODLANDS WATERWAY® (the “Mark”) and has extensively used the Mark in connection with its development project commonly referred to as THE WOODLANDS and based upon that extensive use, Licensor has developed common law rights in the Mark and has acquired certain federal registrations for the Mark (such registrations being more particularly described on Exhibit “A” to this Agreement);

WHEREAS, Licensee desires to use the Mark in connection with the ownership, operation, advertisement and marketing of a hotel (the “Hotel”) located at 1601 Lake Robbins Drive, The Woodlands, Texas (“Licensee’s Business”);

WHEREAS, Licensor has developed a licensing program to allow third parties to use the Mark in a limited manner, and in connection with such program desires to grant to Licensee a license to use the Mark in connection with Licensee’s Business and in combination with the words “THE WOODLANDS WATERWAY HOTEL” to identify Licensee’s Business;

NOW THEREFORE, in consideration of the covenants and agreements herein contained and the mutual benefits to be derived therefrom, the parties hereto do hereby covenant and agree as follows:

1.                                       License.  Subject to the terms of this Agreement, Licensor shall provide to Licensee a nonexclusive, fully-paid and royalty-free license to use the Mark: (i) in combination with the word “HOTEL” in the phrase “THE WOODLANDS WATERWAY HOTEL” to identify Licensee’s Business (and Licensee may also insert the name of the manager of the hotel or a derivation thereof before “HOTEL” or “THE WOODLANDS WATERWAY HOTEL” provided that Licensee has obtained a valid license from the manager for use of the manager’s mark); (ii) in such combination, in connection with the advertising, promotion and operation of Licensee’s Business, by or on behalf of Licensee or its manager, including use by third-party agents of Licensee, including, with, on or in any advertising or promotional materials in print, TV, radio, Internet, wireless or other advertising in any format or by any medium or technology now known or later developed, or in, on or through any website owned by, or operated on behalf of Licensee, its managers or third-party agents or in any way associated with Licensee’s Business; (iii) in such combination in publications and public filings; (iv) in such combination in connection with the sponsorship of events by or on behalf of Licensee’s Business; (v) or abbreviations thereof in any internet domain names and urls associated with Licensee’s Business subject to approval of the domain name by Licensor for trademark control purposes; (vi) in such combination in connection with the sale of merchandise bearing the Mark or logos incorporating the Mark in such combination; and (vii) to authorize and sublicense to Licensee’s manager of the Hotel the right to exercise the rights of this License solely for use in manager’s role and activities

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in managing, operating, advertising and promoting the Hotel (collectively the “License”) solely for Licensee’s use pursuant to this Agreement and subject to the following conditions:

(a)                                  Use of Mark. Licensee (and Licensee’s manager) shall have the right to use the Mark strictly as provided in Section 1. Licensee’s Business shall be operated in a manner consistent with the high standards generally associated with THE WOODLANDS development project. Licensee shall own all domain names and urls it purchases containing the Mark in combination with “Hotel” subject to the retained rights of Licensor in the Mark. Licensor agrees that approval for domain names and urls in Section 1 shall not be unreasonably withheld, and shall be deemed given, if Licensor does not object in writing to any proposal for a domain name or url by Licensee within fifteen (15) business days of submittal by Licensee, and Licensee shall be free to use and add any domain name extensions (such as .com, .biz, .org) for previously approved internet domain names and urls.

(b)                                 Inspection. All uses of the Mark by Licensee in advertising or promotional materials, signs, logos, displays or otherwise shall be consistent with the use of the Mark by Licensor prior to the Commencement Date or otherwise shall be in a form and manner approved by Licensor. In connection with such approval, Licensor has the right (but not the obligation) to appoint a designated representative to inspect, on an annual basis, Licensee’s use of the Mark in connection with Licensee’s operation of Licensee’s Business upon reasonable notice by Licensor but only during regular business hours and only if such inspection does not interfere with the normal operation of Licensee’s Business. Licensor may then, at its option, prescribe such reasonable changes in the use of the Mark by Licensee in connection with Licensee’s Business that are reasonably necessary so that Licensee’s use of the Mark conforms to Licensor’s quality standards.

(c)                                  Rights Limited. The rights to use the Mark granted to Licensee under the License are limited to the licensed uses described in Section 1, and such rights do not extend to any other location, business or project unrelated to Licensee’s Business that Licensee may become involved in without the express written consent of Licensor.

2.                                       Relationship of the Parties. The relationship of Licensee and Licensor under this Agreement is that of independent parties, each acting in its own best interests, and notwithstanding anything in this Agreement to the contrary, no partnership, joint venture, principal-agent or other business relationship is established or intended hereby between the Parties.

3.                                       Term. The term of this Agreement shall commence simultaneously with the closing of that certain Purchase and Sale Agreement by and between The Woodlands Hotel, L.P., as Seller and Inland American Lodging Acquisition, Inc., as Purchaser, and shall continue for so long as Licensee operates Licensee’s Business, subject to earlier termination in accordance with Section 4 below (the “Term”).

4.                                       Termination.

(a)                                  Termination by Licensor.

(i)                                     Notice not Required. Licensor may terminate this Agreement immediately without notice, if: (A) Licensee applies for or consents to the

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appointment of a receiver, trustee or liquidator of all or a substantial part of its assets; (B) Licensee files a voluntary petition in bankruptcy; (C) Licensee files a petition or an answer seeking reorganization or arrangement with creditors; (D) a final order, judgment or decree is entered by a court of competent jurisdiction adjudicating Licensee as bankrupt or insolvent, or approving a petition seeking reorganization of Licensee or appointing a receiver, trustee or liquidator of Licensee of all or a substantial part of its assets; or (E) upon the discontinuation of Licensee’s Business.

(ii)                                  Notice Required. Licensor may terminate this Agreement effective upon delivery of written notice of termination to Licensee if Licensee violates any of its obligations described in this Agreement and such violation is not corrected within thirty (30) days after written notice of the violation is provided to Licensee by Licensor.

(b)                                 Termination by Licensee. Licensee may terminate this Agreement at any time effective thirty (30) days after delivery of written notice of termination to Licensor.

(c)                                  Effect of Termination. Except for termination under Section 4(d), upon termination of this Agreement, Licensee shall immediately cease using the Mark, and shall not thereafter use any name, mark or symbol that is identical to or confusingly similar with the Mark in connection with Licensee’s Business, and this Agreement shall no longer have any force or effect.

(d)                                 Termination by Cessation. The License and this Agreement will be considered terminated, and Licensee will be free to continue use of the Mark without restrictions of this Agreement in the event that the following occurs: (i) Licensor ceases to use the Mark and maintain the registration of the Mark with the United States Patent and Trademark Office (“USPTO”) or Licensor ceases to operate Licensor’s business that owns the Mark; and (ii) a Transfer of the Mark (as defined in Section 12) does not occur. In such event, Licensee will also be free to pursue all trademark registrations for hotel services and other services and goods related to Licensee’s Business.

5.                                       Maintenance of the Mark. Licensor shall in its discretion, at its cost, and in good faith maintain the registration of the Mark in the USPTO, but Licensor reserves the right, in its sole discretion, to discontinue maintenance of the Mark, it being understood that Licensor owes Licensee no obligation to maintain the Mark. However, Licensor will provide written notice to Licensee of its intention to abandon or discontinue use of the Mark, cease the maintenance of a registration for the Mark with the USPTO or a Transfer of the Mark, thirty (30) days prior to any such event for the purpose of providing Licensee the opportunity to take action contemplated in this Agreement to maintain or pursue protection for its rights related to the Mark and this License. If Licensor provides such notice of ceasing to maintain the registration for the Mark with the USPTO without Transfer of the Mark (or, in the event Licensor fails to provide such notice, in Licensee’s reasonable judgment that Licensor intends to or has failed to maintain and prosecute the Mark in the USPTO), Licensee may, upon providing written notice to Licensor, assume such obligations in connection with such maintenance and prosecution. In the event that Licensor intends to abandon use of the Mark or discontinue the business of Licensor that uses the Mark without Transfer of the Mark, Licensor shall provide written notice of such intention to Licensee at least thirty (30) days prior to such event to provide Licensee the opportunity to

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protect Licensee’s rights associated with the Mark. Upon receiving such notice (or, in the event Licensor fails to provide such notice, in Licensee’s reasonable judgment that Licensor intends to or has abandoned the Mark) Licensee may, at Licensee’s sole discretion, cost and expense, assume all responsibilities for maintaining and prosecuting the Mark, including filing a new application in Licensee’s name if Licensor has abandoned registration and use of the Mark or discontinued Licensor’s business without a Transfer of the Mark. Licensor agrees to cooperate with Licensee and to execute reasonable documents and instruments and perform reasonable actions as necessary to effect Licensee’s ability to maintain, prosecute or protect the Mark in the USPTO at Licensee’s cost.

6.                                       Infringement; Infringement Suit. Licensee agrees to notify Licensor promptly of any unauthorized use of or infringement of the Licensed Mark and if appropriate, Licensee’s intention to take action against such unauthorized use or infringement, as soon as practically possible after the unauthorized use or infringement of the Licensed Mark comes to Licensee’s attention. Licensor shall have the sole initial right and discretion to bring or defend infringement or unfair competition proceedings based on the Licensed Marks. If Licensor decides to assert its rights or bring any claim, Licensee agrees, if reasonably requested by Licensor, to cooperate with Licensor in any such action, including, without limitation, by joining the action as a party if necessary to maintain standing. All out-of-pocket expenses, including reasonable attorneys’ fees, expert witness fees, and court costs, relating to Licensee’s participation in such infringement action at the request of Licensor, shall be borne solely by Licensor. Any award, or portion of any award, recovered by Licensor in any such action or proceeding commenced by Licensor shall belong solely to Licensor, after recovery by both parties of their respective actual out-of-pocket costs. To the extent that Licensee shares any costs as a result of such assistance, Licensee shall share in any recovery, pro-rata in proportion to any costs actually incurred by Licensee. If Licensor determines not to take any such action with respect to protecting the Mark, it shall so notify Licensee, who then may take such action in its own name and at its own expense (or, in the event Licensor fails to provide such notice or take action within sixty (60) days of Licensee providing to Licensor notice of such unauthorized use and Licensee’s intention to take action against such unauthorized use or infringement, Licensee may take such action at the end of this sixty (60) day period); provided however that Licensee keeps Licensor informed of the status of Licensee’s activities regarding such action, and any settlement or other resolution thereof. Licensor shall cooperate with Licensee or join in any such action at Licensee’s request and expense, and if necessary assign any chose in action or other right to Licensee. Any award, or portion of any award, recovered by Licensee in any such action or proceeding commenced by Licensee as permitted herein shall belong solely to Licensee, after recovery by both parties of their respective actual out-of-pocket costs. The parties hereby agree to cooperate with each other in the conduct or defense of any legal action, and in the negotiations in respect of any legal action relating to the Mark, and each will provide to the other all relevant data, information and material in its possession which may be helpful in such action or negotiation, at the cost and expense of the party requesting such data, information and material.

7.                                       No License Fee: No Royalty Fee. The License granted under this Agreement is a fully paid and royalty-free license. Licensor shall not be entitled to any royalties or other remuneration for any uses of the Mark by Licensee as permitted by Licensor under this Agreement.

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8.                                       Insurance. Licensee shall maintain, or cause to be maintained, comprehensive liability insurance with the premium thereon fully paid in advance, by and binding upon some solvent insurance company licensed to do business in the State of Texas, and with an A.M. Best rating of “A-VIII” or better, affording minimum protection of not less than One Million and 00/100 Dollars ($1,000,000.00) combined single limit bodily injury and property damage and shall name Licensor, The Woodlands Operating Company, L.P., and each of such entities’ respective partners, officers, employees and agents (“Licensor Group”) as additional insureds under the applicable policy. Insurance maintained by Licensee shall be primary to any similar type coverage maintained by Licensor. Licensee agrees to maintain a certificate of insurance on file with Licensor at all times while this Agreement is in effect.

9.                                       INDEMNIFICATION.

(a) BY LICENSEE. LICENSEE AGREES TO FULLY INDEMNIFY, DEFEND AND HOLD HARMLESS THE LICENSOR GROUP FROM AND AGAINST ANY AND ALL CLAIMS, SUITS, ACTIONS, DEMANDS, LIABILITIES, LOSSES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND COSTS OF LITIGATION WHETHER INCURRED FOR LICENSOR’S PRIMARY DEFENSE OR FOR LICENSOR’S ENFORCEMENT OF ITS INDEMNIFICATION RIGHTS HEREUNDER) AND ANY FINES, PENALTIES, AND ASSESSMENTS (COLLECTIVELY, “CLAIMS”) THAT RELATE TO, RESULT FROM, OR ARISE OUT OF (I) ANY MATERIAL BREACH BY LICENSEE OF ANY PROVISION OF THIS AGREEMENT THAT IS NOT CURED BY LICENSEE WITHIN THIRTY (30) DAYS OF THE DATE THAT LICENSOR PROVIDES WRITTEN NOTICE TO LICENSEE OF SUCH BREACH OR MATERIAL BREACH BY LICENSEE OF ANY REPRESENTATION OR WARRANTY MADE BY LICENSEE IN THIS AGREEMENT; AND (II) ANY CLAIM BROUGHT BY ANY THIRD PARTY BASED ON ANY USE OF THE MARK BY LICENSEE, OTHER THAN IN EACH CASE IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, THAT INFRINGES ON SUCH THIRD PARTY’S INTELLECTUAL PROPERTY RIGHTS; AND (III) ANY CLAIM FOR PRODUCT LIABILITY ARISING SOLELY FROM THE DEFECTIVE MANUFACTURE OF PRODUCTS SOLD OR OFFERED BY LICENSEE USING THE MARK. NOTWITHSTANDING THE FOREGOING AND EXCEPT FOR CLAIMS FOR PRODUCT LIABILITY, LICENSEE’S INDEMNITY OBLIGATION HEREUNDER SHALL NOT APPLY TO THE EXTENT ANY SUCH INFRINGEMENT OR VIOLATION IS BASED ON LICENSOR’S USE OF THE MARK OR LICENSEE’S USE OF THE MARK IN ACCORDANCE WITH THE TERMS OF THE LICENSE AND THIS AGREEMENT. THIS INDEMNITY SHALL NOT BE EXCLUSIVE OF OTHER REMEDIES THAT MAY BE SOUGHT BY LICENSOR THIS PROVISION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

(b) BY LICENSOR. LICENSOR AGREES TO FULLY INDEMNIFY, DEFEND AND HOLD HARMLESS LICENSEE FROM AND AGAINST ANY AND ALL CLAIMS, SUITS, ACTIONS, DEMANDS, LIABILITIES, LOSSES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND COSTS OF LITIGATION WHETHER INCURRED FOR LICENSOR’S PRIMARY DEFENSE OR FOR LICENSOR’S ENFORCEMENT OF ITS INDEMNIFICATION RIGHTS HEREUNDER) AND ANY FINES, PENALTIES, AND ASSESSMENTS (COLLECTIVELY, “CLAIMS”) THAT RELATE TO, RESULT FROM, OR ARISE OUT OF ANY MATERIAL BREACH BY

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LICENSOR OF ANY REPRESENTATION OR WARRANTY MADE BY LICENSOR IN THIS AGREEMENT, AND (II) ANY CLAIM OF INTELLECTUAL PROPERTY AND/OR TRADEMARK INFRINGEMENT BROUGHT BY ANY THIRD PARTY BASED ON ANY USE OF THE MARK BY LICENSOR OR BROUGHT BY ANY THIRD PARTY BASED ON ANY PERMITTED USE OF THE MARK BY LICENSEE UNDER THIS AGREEMENT. THIS INDEMNITY SHALL NOT BE EXCLUSIVE OF OTHER REMEDIES THAT MAY BE SOUGHT BY LICENSEE. THIS PROVISION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

10.                                 LIMITATION OF LIABILITY. IN NO EVENT, SHALL EITHER PARTY, OR SUCH PARTY’S RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MANGERS, MEMBERS, EMPLOYEES OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES WHETHER BASED ON BREACH OF CONTRACT, BREACH OF EXPRESS OR IMPLIED WARRANTY, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY, OR ANY OTHER LEGAL THEORY EVEN IF SUCH PARTY WAS SPECIFICALLY ADVISED ABOUT THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.

11.                                 Ownership. LICENSOR REPRESENTS AND WARRANTS TO LICENSEE THAT LICENSOR OWNS THE MARK AND THAT IT HAS THE RIGHT TO GRANT TO LICENSEE ALL RIGHTS, WHETHER SUCH RIGHTS ARE EXPRESS OR IMPLIED, DESCRIBED IN THIS AGREEMENT AND THE LICENSE. Licensee acknowledges and agrees that Licensor owns all right, title and interest in and to Mark, and agrees that the benefit, and goodwill associated with the use of the Mark shall inure entirely for the benefit of Licensor. Licensee acknowledges and agrees that the rights and licenses granted to Licensee pursuant to this Agreement are of a contractual nature only, and that this Agreement and the License do not grant Licensee any ownership rights to the Mark. Licensee agrees that, during the active term of the License, Licensee will not contest or challenge Licensor’s ownership of or exclusive rights to the Mark.

12.                                 Assignment.

(a)                                  Licensor may in the future sell, assign, convey or otherwise transfer, all or a portion of The Woodlands Waterway and/or the Mark (along with goodwill associated with the Mark) to Town Center Improvement District of Montgomery County, Texas (“TCID”). In the event Licensor sells, assigns, conveys or otherwise transfers the ownership rights to the Mark, as distinguished from a nonexclusive or exclusive license with respect to the Mark (“Transfer of the Mark”), to TCID or any third party, such Transfer of the Mark shall be subject to this Agreement, and such third party assignee shall assume the Mark subject to Licensee’s License and rights to the use the Mark as provided in this Agreement and shall assume all duties and obligations of Licensor to Licensee under this Agreement except to the extent that any indemnity obligations by an assignee (such as TCID) are prohibited by law. Licensor agrees to provide written notice of such Transfer of the Mark at least thirty (30) days prior to the closing of such Transfer of the Mark. The License and this Agreement shall survive any such Transfer of the Mark by Licensor or any third party assignee.

(b)                                 Licensee may assign, sell, convey or otherwise transfer Licensee’s rights under the License and this Agreement to a purchaser of the assets of Licensee’s Business

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or the Hotel, to an entity that acquires a controlling interest in Licensee’s Business or Hotel or to an entity that acquires ownership of Licensee’s Business or Hotel by a collateral assignment resulting from any mortgage financing, subject to such assignee having substantial financial assets to purchase and maintain the hotel on a like level as Licensee as a first class, full-service hotel. Licensee may not otherwise assign or sublicense its rights under this Agreement to any third party without the express written consent of Licensor.

13.                                 Notices. All notices, offers, consents, or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made when actually received, if delivered personally, by messenger, by nationally known overnight courier service, by facsimile (with an original to follow via regular mail) or by registered or certified U.S. mail with return receipt requested, and addressed to the address of the intended recipient as set forth below. A Party may change its address by giving notice in writing stating its new address to the other Party.

If to Licensee:	Mr. Edwin Hendricksen
390 N. Orange Ave. Suite 1650
Orlando, Florida 32801
Fax No.: (407) 999-8428

If to the Licensor:	The Woodlands Development Company
2201 Timberloch Place
The Woodlands, Texas 77380
Attention: General Counsel
Fax No. (281) 719-7324

14.                                 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF TEXAS EXCLUSIVE OF CONFLICTS OF LAW PROVISIONS. ALL OBLIGATIONS OF THE PARTIES CREATED HEREUNDER ARE PERFORMABLE IN MONTGOMERY COUNTY, TEXAS.

15.                                 Waiver of Jury Trial. THE PARTIES WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ALL CLAIMS AND CAUSES OF ACTION RELATED TO OR ARISING OUT OF THE NEGOTIATION OR PERFORMANCE OF THIS AGREEMENT.

16.                                 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, any such invalid, illegal or unenforceable provision shall be treated as modified to the least extent necessary to rectify its invalidity, illegality or unenforceability, and shall be enforced as so modified. If no feasible modification shall save such provision, it will be severed from the remainder of this Agreement, as appropriate. The remaining provisions of this Agreement shall be unimpaired, and remain in full force and effect.

17.                                 Non-Waiver. A failure of either party to enforce at any time any of the provisions of this Agreement, or to require at any time performance of any of the provisions hereof, shall in

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no way affect the full right to require such performance at any time thereafter. No waiver shall be deemed a waiver of any other breach of the same or any other term or condition hereof.

18.                                 Successors and Assigns. Subject to the provisions of Section 11, this Agreement and all of the terms and provisions hereof shall be binding upon and shall inure to the benefit of each of the Parties and their respective successors and permitted assigns.

19.                                 Merger and Amendments. This Agreement contains the entire understanding and agreement of the Parties and supersedes any prior understandings and written or oral agreements between them respecting this subject matter. This Agreement may be amended only by the written consent of the Parties hereto.

20.                                 Mutual Agreement; Consent, Approval. Except as otherwise provided elsewhere in this Agreement, if the terms and conditions hereof require the Parties to mutually agree to, consent to or approve of some matter, it is agreed and understood that such agreement, consent or approval will not be unreasonably withheld, conditioned or delayed. If the terms and conditions hereof require the Parties to negotiate or agree on a point, such negotiation shall be undertaken and conducted by the Parties in good faith.

21.                                 Headings; Pronouns and Plurals. The headings in this Agreement are for the purpose of convenience only. They are not intended to be a material part of the Agreement, and in the event of any conflict between the heading and the text, the text shall govern. Whenever the context may so require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

22.                                 Third Party Beneficiary. Any agreement to perform any obligation or pay any amount herein contained, express or implied, shall be only for the benefit of the Licensor or Licensee, and their respective successors and permitted assigns, and such agreements shall not inure to the benefit of any third party whomsoever, it being the intention of the undersigned Parties that no one shall be or be deemed to be a third-party beneficiary of this Agreement.

23.                                 No Presumptions. No presumption will apply in favor of a Party in the interpretation of this Agreement or in the resolution of any ambiguity of any provisions thereof.

24.                                 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

NOTICE OF INDEMNIFICATION: THE PARTIES TO THIS AGREEMENT HEREBY ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS IN SECTION 9.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

LICENSOR

The Woodlands Commercial Properties Company, L.P., a Texas Limited Partnership

By:	The Woodlands Operating Company, L.P., a Texas Limited Partnership
Its Authorized Agent

By:
Name:
Title:

LICENSEE

Inland American Lodging Woodlands TRS, LLC, a Delaware Limited Liability Company.

By:
Name:
Title:

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Exhibit “A”

Federal Registration for the Trademark “THE WOODLANDS WATERWAY”

Mark	Registration Number	Registration Date
THE WOODLANDS WATERWAY	2555432	April 2, 2002

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SCHEDULE 5

LEASE AGREEMENT

[Lease Agreement is behind this page.]

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is entered into to be effective as of                 ,2007, by and between INLAND AMERICAN LODGING WOODLANDS TRS, L.L.C. a Delaware limited liability company (“Landlord”), and THE WOODLANDS OPERATING COMPANY, L.P., a Texas limited partnership (“Tenant”). For and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Landlord and Tenant hereby agree as follows:

1.                                      LEASED PREMISES. Landlord is an Affiliate (as hereafter defined) of Inland American Lodging Woodlands Limited Partnership, an Illinois limited partnership (the “Owner”). Owner owns the Building and has leased the Building to Landlord pursuant to that certain Lease Agreement of even date herewith (the “TRS Lease”). The Landlord is also, with respect to the Management of the Building, party to a Management Agreement with Marriott Hotels Services, Inc. (“Manager”). Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the rental and on the terms and conditions herein set forth certain space designated herein as Suite 1401 and containing approximately 840 square feet as reflected on Exhibit A attached hereto and made a part hereof by reference (the “Premises”), on the fourteenth floor of the building located at 1601 Lake Robins Drive, The Woodlands, Texas 77380, and known as The Woodlands Waterway Marriott Hotel and Convention Center (the “Building”). Landlord grants Tenant a non-exclusive right to use the Common Areas during the Term, in common with others and subject to the provisions of this Lease. “Common Areas” are, and shall be limited to, all present and future areas, facilities and equipment in the Building designated for the common use of the occupants, guests and invitees of the Building, including, without limitation, parking facilities (subject to payment as hereafter provided), walkways, driveways, lobbies, landscaped areas, loading areas, public corridors, public restrooms, stairs and elevators. Subject to the payment of applicable fees and charges from time to time in effect for visitor parking in the parking facilities serving the Building, Tenant and Tenant’s agents, employees, licensees and invitees shall have the non-exclusive right to use the parking facilities serving the Building (which shall not exceed the standard rates charged to hotel guests and users of meeting an conference facilities in the Building), in common with the hotel guests and users of meeting and conference facilities in the Building, and Tenant’s invitees shall be permitted to utilize the visitor parking spaces within such parking facilities. In addition to the foregoing and provided no event of default exists, and subject to payment by Tenant of applicable charges from time to time established by Landlord for parking permits, Landlord agrees to make available to Tenant five (5) parking permits, each for the non-exclusive use by a single automobile 24 hours a day and 7 days a week in the so-called “East Garage”, which is immediately adjacent to the Building.

2.                                      TERM. Subject to and upon the conditions set forth herein, the term of this Lease shall be for a period of ten (10) years, beginning on November, 2007 (“Commencement Date”) and ending on the tenth (10th) anniversary of the Commencement Date (the “Term”).

3.                                      USE. The Premises shall only be used and occupied by Tenant as a marketing center, conference room, hospitality suite, and/or office, and for other uses in support of Tenant’s and Tenant’s Affiliates’ business development, marketing and sales activities, or for other similar commercial uses by Tenant and its Affiliates allowed by applicable law. Provided, however, neither Tenant, nor any Affiliate of Tenant, shall have a full-time, permanent staff in the

Premises, or use the Premises for any hotel use, condominium hotel use or other transient guest use or as a design center/showroom (i.e., stocked with materials samples for the buildout of tenant space). The parties acknowledge that Tenant will use the Premises for general marketing purposes with respect to the Town Center area of The Woodlands, including marketing for a competitive facility; however, Tenant will not use the Premises primarily for a competitive purpose nor shall the Premises be used by a competitor of Landlord, Manager or the Hotel. The Landlord agrees that for purposes of this Lease that The Woodlands Operating Company, L.P. is not a competitor of Landlord, Manager or the Hotel.

4.                                      SECURITY DEPOSIT. None.

5.                                      BASE RENT. During the Term and as part of the consideration for Landlord’s execution of this Lease, Tenant shall pay to Landlord annual installments of One Dollar ($1.00) (the “Base Rent”) payable at the office of Landlord in legal tender of the United States of America, in advance, without demand, deduction or set-off, on the Commencement Date and each anniversary thereof during the Term. Landlord acknowledges that contemporaneously herewith Tenant has paid to Landlord the Base Rent for the entire Term (i.e., $10.00) and that no. additional payments of Base Rent shall be required during the Term. Landlord and Tenant acknowledge and agree that (i) this Lease is being entered into contemporaneously with the sale of the Building by Tenant to Landlord, (ii) Tenant would not have agreed to such sale without the lease of the Premises to Tenant as contemplated herein, and (iii) the sales price received by Tenant from Landlord reflects a reduction due to this Lease and such reduction constitutes consideration for the lease of the Premises to Tenant that is in addition to the Base Rent provided above.

6.                                      GROSS LEASE. Tenant leases the Premises on a gross lease basis; and as such, included in the payment of the Base Rent herein specified, are all taxes, insurance premiums, utilities (including, without limitation, electricity, water, wastewater, telephone, basic cable television (consistent with the basic cable provided in guest rooms of the Building), and high-speed internet service available 24 hours a day and 7 days a week), heating, ventilation and air conditioning (“HVAC”), housekeeping and janitorial service, and costs of repairs and maintenance. However, Tenant shall pay for all costs of repairs and maintenance for damage caused by Tenant or its guests, invitees, employees, agents and licensees as well as long-distance phone charges and premium cable television charges.

7.                                      CATERING AND HOUSEKEEPING SERVICES. Landlord shall provide on-demand catering and housekeeping services to the Premises consistent with existing hotel practices. Further, Tenant shall, subject to the payment of applicable charges charged to hotel guests and users of meeting and conference facilities in the Building, be entitled to utilize all other services provided to such hotel guests and users of meeting and conference facilities. Notwithstanding the foregoing, Tenant shall not be charged for the housekeeping services provided to the Premises. With respect to the catering, Tenant shall be charged the same rates charged by Landlord to other guests and invitees making comparable use of Landlord’s catering services. Tenant shall pay to Landlord the charges for such services within ten (10) days after Landlord renders a statement therefor to Tenant. All past due amounts owed hereunder by Tenant shall bear interest at the rate of twelve percent (12%) per annum or the highest lawful rate, whichever is less, from the date due until paid. To the extent Landlord has contracted with a hotel management company or other third-party to perform any of the services or other obligations of Landlord under this Lease,

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Landlord shall cause such hotel management company or other third-party to perform such services and obligations in accordance with the terms and conditions of this Lease.

8.                                      QUIET ENJOYMENT. Tenant, on paying the rent and performing the covenants herein, shall and may peaceably and quietly have, hold and enjoy the Premises for the Term.

9.                                      FURNITURE, FIXTURES AND EQUIPMENT. Landlord acknowledges that the furniture, trade fixtures and equipment and all other personal property located in the Premises as of the Commencement Date (collectively, “Tenant’s Property”), is and shall remain the property of Tenant, and Tenant may at any time and from time to time remove and/or replace the same or install any additional such items. Tenant acknowledges that all other fixtures and the carpeting, paneling or other wall covering are and shall remain the property of Landlord. Tenant may replace Tenant’s Property as aforesaid and make other alterations and improvements to the Premises that do not impact the structural components of the Building or the mechanical, electrical or plumbing systems of the Building provided Tenant obtains Landlord’s prior written consent, which consent will not be unreasonably withheld. Tenant may not make any other alterations or improvements to the Premises without the express prior written consent of Landlord, which consent may be given, withheld or conditioned in Landlord’s sole discretion.

10.                               SUBLETTING AND ASSIGNING. Tenant shall not, without Landlord’s prior written consent, which may be granted, conditioned or withheld in Landlord’s sole discretion, (i) assign Tenant’s interest under this Lease, in whole or in part, including by operation of law or otherwise (ii) mortgage or pledge the same, and/or (iii) sublet the Premises, or any part thereof. Notwithstanding the foregoing, Tenant may, without the consent of Landlord, (x) assign Tenant’s interest under this Lease, in whole or in part, to an Affiliate of Tenant, and/or (y) sublet the Premises, or any part thereof, to an Affiliate of Tenant. Landlord shall have the right to assign or transfer, in whole or in part, its rights and obligations hereunder and in the Building. Tenant specifically agrees to look solely to Landlord’s interest in the Building for the recovery of any judgment from Landlord and agrees that Landlord shall never be personally liable for any such judgment. For purposes of this Lease, the term “Affiliate” means any entity which directly controls, or is under common control, with Tenant. For purposes hereof, the term “Control” means the possession of the power to direct or cause the direction of the management and policies of such entity. Provided, however, for purposes of this Lease, Affiliate shall not include any entity that is a direct competitor of Manager or the Hotel.

11.                               FIRE AND CASUALTY. If the Premises or Building are partially or totally destroyed by fire or other casualty and Landlord in its sole discretion elects to repair or restore the same, then Landlord shall repair and restore the Premises as soon as it is reasonably practicable, to substantially the same condition in which the same were before such damage, failing which this Lease shall be terminable as of the date of the occurrence of the damage or destruction, by either party hereto by serving written notice to the other. Notwithstanding the foregoing, if such damage is generally limited to the Premises, and not caused by an act or omission of Tenant, then Landlord shall repair and restore the Premises as soon as it is reasonably practicable, to substantially the same condition in which the same was before such damage.

12.                               DEFAULT BY TENANT. If Tenant defaults in any covenant or agreement to be performed by it and, if after written notice is given by Landlord to Tenant, such default shall continue for a period of thirty (30) days (or such longer period of time following diligent efforts to cure as may

3

be reasonably necessary to cure such default), then Landlord may, as its sole and exclusive remedy, terminate this Lease and take full and absolute possession of the Premises free from any subsequent rights or obligations of Tenant. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default.

13.                               HOLD HARMLESS. Tenant will indemnify Landlord for, and hold Landlord harmless from and against all fines, suits, claims, demands, liabilities, and actions (including costs and expenses of defending against such claims) resulting or alleged to result from any damage or injury occurring in the Premises), to the extent resulting from Tenant’s gross negligence or willful misconduct. Landlord will indemnify Tenant for, and hold Tenant harmless from and against all fines, suits, claims, demands, liabilities, and actions (including costs and expenses of defending against such claims) resulting or alleged to result from any damage or injury occurring in the Building (excluding the Premises), to the extent resulting from Landlord’s gross negligence or willful misconduct.

14.                               INSURANCE. Tenant shall procure and maintain (i) commercial general liability insurance with a combined single limit of at least $2,000,000 and (ii) special form property insurance covering the full replacement cost of Tenant’s Property. Landlord or Manager shall procure and maintain (x) commercial general liability insurance with a combined single limit of at least $2,000,000 and (y) special form property insurance covering the full replacement cost of the Building.

15.                               WAIVER OF SUBROGATION. Landlord and Tenant hereby waive any rights each may have against the other, on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises or the Building, or their respective contents, arising from any risk actually covered by valid and enforceable special form property insurance, to the extent of such coverage. Landlord and Tenant each agree to cause an endorsement to be furnished to their respective insurance policies recognizing this waiver of subrogation.

16.                               SEVERABILITY. This Lease shall be construed in accordance with the laws of the State of Texas. If any clause or provision of this Lease is illegal, invalid or unenforceable, under present or future laws effective during the Term hereof, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

17.                               SUCCESSORS AND ASSIGNS. This Lease and all the covenants herein contained shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns, if any.

18.                               SUBORDINATION. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter placed upon the Premises and to any renewals and extensions thereof, and Tenant acknowledges that such subordination is automatic without any further documentation. Upon demand, Tenant agrees to execute such further commercially reasonable instruments subordinating this Lease, as Landlord may request. In the

4

event of a foreclosure of any such mortgage, deed of trust or other lien or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, including acquisition of Landlord’s interest in the Building by the holder of any such mortgage, deed of trust or other lien, Tenant will attorn to such purchaser.

19.                               ACCESS BY LANDLORD. Upon reasonable advance notice to Tenant, Landlord, its agents and employees shall have access to and the right to enter upon the Premises at any reasonable time to provide the services to be provided by Landlord hereunder and to make any repairs or alterations required to be made by Landlord hereunder. Landlord and its agents and employees will use commercially reasonable efforts not to disrupt Tenant’s business operations in the Premises while exercising its access rights under this Section 19.

20.                               HOLDING OVER. If Tenant holds over after the expiration or termination of this Lease, such hold over shall be as a tenant at will and all of the terms and provisions of this Lease shall be applicable during such period, provided Tenant shall pay to Landlord as and for Rent during such hold over period, the sum of $10,000 per month and Tenant will vacate the Premises and deliver the same to Landlord within thirty (30) days after the date of Tenant’s receipt of written notice from Landlord to vacate the Premises. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as herein provided.

21.                               ENTIRE AGREEMENT. This instrument and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended or modified except by written instrument signed by both parties hereto. Paragraph captions herein are for Landlord’s and Tenant’s convenience only, and neither limit nor amplify the provisions of this instrument.

22.                               ATTORNEYS’ FEES. If any action or proceeding is commenced by either party to enforce their rights under this Lease or in connection with any default hereunder, the prevailing party in such action or proceeding shall be entitled to recover reasonable attorneys’ fees and expenses, in addition to any other relief awarded by the court.

23.                               NOTICES. Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and delivered personally or forwarded by Certified or Registered Mail, postage prepaid or other reputable common carrier guaranteeing next-day delivery, addressed as follows:

To the Landlord:	Inland American Lodging Woodlands TRS, L.L.C.
390 N. Orange Avenue, Ste. 1650
Orlando, Florida 32801
Attn: Mr. Edwin Henriksen

To the Tenant:	The Woodlands Operating Company, L.P.
2201 Timberloch Place
The Woodlands, Texas 77380
Attn:

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Such addresses may be changed from time to time by either party by serving notice as above provided.

24.                               BROKERS. Each party represents and warrants to the other party that it has had no dealings with any real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and hold harmless the other party from and against any liability from all claims for commission arising from the actions of the indemnifying party.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, this Lease Agreement has been executed by the parties as of the date first set forth above.

LANDLORD:	TENANT:

INLAND AMERICAN LODGING WOODLANDS TRS, L.L.C., a	THE WOODLANDS OPERATING COMPANY, L.P., a Texas limited
Delaware limited liability company	partnership

By:	By:
Name:	Name:
Title:	Title:

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EXHIBIT A

FLOOR PLAN OF THE PREMISES

[To be attached]

SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Sixth Amendment”) is made and entered into as of this 15th day of November, 2007 between THE WOODLANDS HOTEL, L.P., as Seller, and INLAND AMERICAN LODGING ACQUISITIONS, INC., as Purchaser.

WITNESSETH:

WHEREAS, Seller and Purchaser made and entered into that certain Purchase and Sale Agreement dated as of August 22, 2007, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of September 12, 2007, as amended by that certain Second Amendment to Purchase and Sale Agreement dated as of September 14, 2007, as further amended by that certain Third Amendment to Purchase and Sale Agreement dated as of September 19, 2007, as further amended by that certain Fourth Amendment to Purchase and Sale Agreement dated as of October 1, 2007, and as further amended by that certain Fifth Amendment to Purchase and Sale Agreement dated as of October 2, 2007 (collectively the “Agreement”) with respect to the sale and purchase of the Woodlands Waterway Marriott Hotel; and

WHEREAS, Seller and Purchaser desire to amend the Agreement to further extend the Closing Date as more particularly hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein and in the Agreement, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree to further amend the Agreement as follows:

1.                                       Defined Terms. Capitalized Terms used herein and not defined herein shall have the meanings ascribed thereto in the Agreement.

2.                                       Closing Date. Section 1.1.11 of the Agreement is hereby amended and restated in its entirety to read as follows:

1.1.11                                       Closing Date:   November 30, 2007.

3.                                       Additional Earnest Money Deposit. On or before 3:00 p.m. Houston, Texas time on November 15, 2007, Purchaser shall deliver in escrow to Escrow Agent the sum of $25,000,000.00 (the “Second Additional Earnest Money Deposit”), which shall constitute and be deemed a portion of the Earnest Money for all purposes under the Agreement. Upon the payment of the Second Additional Earnest Money Deposit, the parties hereto acknowledge and agree that the total Earnest Money under the Agreement shall be $30,000,000.00.

4.                                       Seller’s Deliveries in Escrow. Section 7.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

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7.3                                 Seller’s Deliveries in Escrow. On or before 3:00 p.m. Houston, Texas time on November 28, 2007, Seller shall deliver in escrow to Escrow Agent the following:

5.                                       Purchaser’s Deliveries in Escrow. Section 7.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

7.4                                 Purchaser’s Deliveries in Escrow. On or before 3:00 p.m. Houston, Texas time on November 28, 2007, Purchaser shall deliver in escrow to Escrow Agent the following:

6.                                       Assignment and Assumption. Notwithstanding anything set forth in the Agreement to the contrary, Purchaser shall have the right, at its option, to designate its affiliate, Inland American Lodging Woodlands TRS Limited Partnership, an Illinois limited partnership, to be the assignee under any Assignment from Seller as contemplated in Section 7.3.2 of the Agreement and the Assignment and Assumption of Management Agreement contemplated in Section 7.3.5 of the Agreement.

7.                                       Trademark License Agreement. Schedule 4 attached to the Fifth Amendment to Purchase and Sale Agreement is hereby deleted in its entirety, and is hereby replaced with the new Schedule 4 attached hereto.

8.                                       Lease Agreement. Schedule 5 attached to the Fifth Amendment to Purchase and Sale Agreement is hereby deleted in its entirety, and is hereby replaced with the new Schedule 5 attached hereto.

9.                                       Purchase Price. Section 7.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

7.6                                 Purchase Price. At or before 3:00 p.m. Houston, Texas time on November 28, 2007, Purchaser shall deliver to Escrow Agent the Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus a good faith estimate of applicable prorations, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent’s escrow account, which funds must be delivered in a manner to permit Escrow Agent to deliver good funds to Seller or its designee on the Closing Date (and, if requested by Seller, by wire transfer); in the event that Escrow Agent is unable to deliver good funds to Seller or its designee on the Closing Date, then the closing statements and related prorations will be revised as necessary. The parties hereto acknowledge that the prorations will be finalized on the morning of the Closing Date, that immediately thereafter both parties will execute and deliver to Escrow Agent the closing statement and that Escrow Agent shall immediately upon receipt of the executed closing statement deliver the Purchase Price (as adjusted by the applicable prorations) to Seller.

10.                                 Amendments. Except as hereby amended and modified, the Agreement shall remain in full force and effect in accordance with the terms thereof.

[SIGNATURES APPEAR ON NEXT PAGE]

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IN WITNESS WHEREOF, Purchaser and Seller have executed this Sixth Amendment in the manner and form sufficient to bind them as of this 15 day of November, 2007.

SELLER:	THE WOODLANDS HOTEL, L.P.,
a Texas limited partnership
Date executed by Seller
	By:	The Woodlands Hotel GP, L.L.C.,
November 15, 2007		a Texas limited liability company,
its sole General Partner

		By:	/s/ Dan B. Leverett
		Name:	Dan B. Leverett
		Title:	Vice President - Commercial

PURCHASER:	INLAND AMERICAN LODGING
ACQUISITIONS, INC.,
Date executed by Purchaser	a Delaware corporation

November 15, 2007
	By:	/s/ Edwin Hendriksen
	Name:	Edwin Hendriksen
	Title:	Senior Vice President

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SCHEDULE 4

TRADEMARK LICENSE AGREEMENT

[Trademark License Agreement is behind this page.]

TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT (this “Agreement”) is dated as of November            , 2007 (the “Commencement Date”), and entered into by and between The Woodlands Commercial Properties Company, L.P., a Texas Limited Partnership, located at 2201 Timberloch Place, The Woodlands, Texas (the “Licensor”) and Inland American Lodging Woodlands TRS Limited Partnership, an Illinois limited partnership, located at 390 N, Orange Ave., Suite 1650, Orlando, Florida 32801 (the “Licensee”). Licensee and Licensor are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Licensor has adopted the mark THE WOODLANDS WATERWAY® (the “Mark”) and has extensively used the Mark in connection with its development project commonly referred to as THE WOODLANDS and based upon that extensive use, Licensor has developed common law rights in the Mark and has acquired certain federal registrations for the Mark (such registrations being more particularly described on Exhibit “A” to this Agreement);

WHEREAS, Licensee desires to use the Mark in connection with the ownership, operation, advertisement and marketing of a hotel (the “Hotel”) located at 1601 Lake Robbins Drive, The Woodlands, Texas (“Licensee’s Business”);

WHEREAS, Licensor has developed a licensing program to allow third parties to use the Mark in a limited manner, and in connection with such program desires to grant to Licensee a license to use the Mark in connection with Licensee’s Business and in combination with the words “THE WOODLANDS WATERWAY HOTEL” to identify Licensee’s Business;

NOW THEREFORE, in consideration of the covenants and agreements herein contained and the mutual benefits to be derived therefrom, the parties hereto do hereby covenant and agree as follows:

1.                                     License. Subject to the terms of this Agreement, Licensor shall provide to Licensee a nonexclusive, fully-paid and royalty-free license to use the Mark: (i) in combination with the word “HOTEL” in the phrase “THE WOODLANDS WATERWAY HOTEL” to identify Licensee’s Business (and Licensee may also insert the name of the manager of the hotel or a derivation thereof before “HOTEL” or “THE WOODLANDS WATERWAY HOTEL” provided that Licensee has obtained a valid license from the manager for use of the manager’s mark); (ii) in such combination, in connection with the advertising, promotion and operation of Licensee’s Business, by or on behalf of Licensee or its manager, including use by third-party agents of Licensee, including, with, on or in any advertising or promotional materials in print, TV, radio, Internet, wireless or other advertising in any format or by any medium or technology now known or later developed, or in, on or through any website owned by, or operated on behalf of Licensee, its managers or third-party agents or in any way associated with Licensee’s Business; (iii) in such combination in publications and public filings; (iv) in such combination in connection with the sponsorship of events by or on behalf of Licensee’s Business; (v) or abbreviations thereof in any internet domain names and urls associated with Licensee’s Business subject to approval of the domain name by Licensor for trademark control purposes; (vi) in such combination in connection with the sale of merchandise bearing the Mark or logos incorporating the Mark in such combination; and (vii) to authorize and sublicense to Licensee’s manager of the Hotel the right to exercise the rights of this License solely for use in manager’s role and activities

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in managing, operating, advertising and promoting the Hotel (collectively the “License”) solely for Licensee’s use pursuant to this Agreement and subject to the following conditions:

(a)                                     Use of Mark. Licensee (and Licensee’s manager) shall have the right to use the Mark strictly as provided in Section 1. Licensee’s Business shall be operated in a manner consistent with the high standards generally associated with THE WOODLANDS development project. Licensee shall own all domain names and urls it purchases containing the Mark in combination with “Hotel” subject to the retained rights of Licensor in the Mark. Licensor agrees that approval for domain names and urls in Section 1 shall not be unreasonably withheld, and shall be deemed given, if Licensor does not object in writing to any proposal for a domain name or url by Licensee within fifteen (15) business days of submittal by Licensee, and Licensee shall be free to use and add any domain name extensions (such as .com, .biz, .org) for previously approved internet domain names and urls.

(b)                                    Inspection. All uses of the Mark by Licensee in advertising or promotional materials, signs, logos, displays or otherwise shall be consistent with the use of the Mark by Licensor prior to the Commencement Date or otherwise shall be in a form and manner approved by Licensor. In connection with such approval, Licensor has the right (but not the obligation) to appoint a designated representative to inspect, on an annual basis, Licensee’s use of the Mark in connection with Licensee’s operation of Licensee’s Business upon reasonable notice by Licensor but only during regular business hours and only if such inspection does not interfere with the normal operation of Licensee’s Business. Licensor may then, at its option, prescribe such reasonable changes in the use of the Mark by Licensee in connection with Licensee’s Business that are reasonably necessary so that Licensee’s use of the Mark conforms to Licensor’s quality standards.

(c)                                     Rights Limited. The rights to use the Mark granted to Licensee under the License are limited to the licensed uses described in Section 1, and such rights do not extend to any other location, business or project unrelated to Licensee’s Business that Licensee may become involved in without the express written consent of Licensor.

2.                                      Relationship of the Parties. The relationship of Licensee and Licensor under this Agreement is that of independent parties, each acting in its own best interests, and notwithstanding anything in this Agreement to the contrary, no partnership, joint venture, principal-agent or other business relationship is established or intended hereby between the Parties.

3.                                      Term. The term of this Agreement shall commence simultaneously with the closing of that certain Purchase and Sale Agreement by and between The Woodlands Hotel, L.P., as Seller, and Inland American Lodging Acquisition, Inc., as Purchaser, as amended and assigned, and shall continue for so long as Licensee operates Licensee’s Business, subject to earlier termination in accordance with Section 4 below (the “Term”).

4.                                      Termination.

(a)                                  Termination by Licensor.

(i)                                     Notice not Required. Licensor may terminate this Agreement immediately without notice, if: (A) Licensee applies for or consents to the

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appointment of a receiver, trustee or liquidator of all or a substantial part of its assets; (B) Licensee files a voluntary petition in bankruptcy; (C) Licensee files a petition or an answer seeking reorganization or arrangement with creditors; (D) a final order, judgment or decree is entered by a court of competent jurisdiction adjudicating Licensee as bankrupt or insolvent, or approving a petition seeking reorganization of Licensee or appointing a receiver, trustee or liquidator of Licensee of all or a substantial part of its assets; or (E) upon the discontinuation of Licensee’s Business.

(ii)                                  Notice Required. Licensor may terminate this Agreement effective upon delivery of written notice of termination to Licensee if Licensee violates any of its obligations described in this Agreement and such violation is not corrected within thirty (30) days after written notice of the violation is provided to Licensee by Licensor.

(b)                                 Termination by Licensee. Licensee may terminate this Agreement at any time effective thirty (30) days after delivery of written notice of termination to Licensor.

(c)                                  Effect of Termination. Except for termination under Section 4(d), upon termination of this Agreement, Licensee shall immediately cease using the Mark, and shall not thereafter use any name, mark or symbol that is identical to or confusingly similar with the Mark in connection with Licensee’s Business, and this Agreement shall no longer have any force or effect.

(d)                                 Termination by Cessation. The License and this Agreement will be considered terminated, and Licensee will be free to continue use of the Mark without restrictions of this Agreement in the event that the following occurs: (i) Licensor ceases to use the Mark and maintain the registration of the Mark with the United States Patent and Trademark Office (“USPTO”) or Licensor ceases to operate Licensor’s business that owns the Mark; and (ii) a Transfer of the Mark (as defined in Section 12) does not occur. In such event, Licensee will also be free to pursue all trademark registrations for hotel services and other services and goods related to Licensee’s Business.

5.                                        Maintenance of the Mark. Licensor shall in its discretion, at its cost, and in good faith maintain the registration of the Mark in the USPTO, but Licensor reserves the right, in its sole discretion, to discontinue maintenance of the Mark, it being understood that Licensor owes Licensee no obligation to maintain the Mark. However, Licensor will provide written notice to Licensee of its intention to abandon or discontinue use of the Mark, cease the maintenance of a registration for the Mark with the USPTO or a Transfer of the Mark, thirty (30) days prior to any such event for the purpose of providing Licensee the opportunity to take action contemplated in this Agreement to maintain or pursue protection for its rights related to the Mark and this License. If Licensor provides such notice of ceasing to maintain the registration for the Mark with the USPTO without Transfer of the Mark (or, in the event Licensor fails to provide such notice, in Licensee’s reasonable judgment that Licensor intends to or has failed to maintain and prosecute the Mark in the USPTO), Licensee may, upon providing written notice to Licensor, assume such obligations in connection with such maintenance and prosecution. In the event that Licensor intends to abandon use of the Mark or discontinue the business of Licensor that uses the Mark without Transfer of the Mark, Licensor shall provide written notice of such intention to Licensee at least thirty (30) days prior to such event to provide Licensee the opportunity to

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protect Licensee’s rights associated with the Mark. Upon receiving such notice (or, in the event Licensor fails to provide such notice, in Licensee’s reasonable judgment that Licensor intends to or has abandoned the Mark) Licensee may, at Licensee’s sole discretion, cost and expense, assume all responsibilities for maintaining and prosecuting the Mark, including filing a new application in Licensee’s name if Licensor has abandoned registration and use of the Mark or discontinued Licensor’s business without a Transfer of the Mark. Licensor agrees to cooperate with Licensee and to execute reasonable documents and instruments and perform reasonable actions as necessary to effect Licensee’s ability to maintain, prosecute or protect the Mark in the USPTO at Licensee’s cost.

6.                                        Infringement; Infringement Suit. Licensee agrees to notify Licensor promptly of any unauthorized use of or infringement of the Licensed Mark and if appropriate, Licensee’s intention to take action against such unauthorized use or infringement, as soon as practically possible after the unauthorized use or infringement of the Licensed Mark comes to Licensee’s attention. Licensor shall have the sole initial right and discretion to bring or defend infringement or unfair competition proceedings based on the Licensed Marks. If Licensor decides to assert its rights or bring any claim, Licensee agrees, if reasonably requested by Licensor, to cooperate with Licensor in any such action, including, without limitation, by joining the action as a party if necessary to maintain standing. All out-of-pocket expenses, including reasonable attorneys’ fees, expert witness fees, and court costs, relating to Licensee’s participation in such infringement action at the request of Licensor, shall be borne solely by Licensor. Any award, or portion of any award, recovered by Licensor in any such action or proceeding commenced by Licensor shall belong solely to Licensor, after recovery by both parties of their respective actual out-of-pocket costs. To the extent that Licensee shares any costs as a result of such assistance, Licensee shall share in any recovery, pro-rata in proportion to any costs actually incurred by Licensee. If Licensor determines not to take any such action with respect to protecting the Mark, it shall so notify Licensee, who then may take such action in its own name and at its own expense (or, in the event Licensor fails to provide such notice or take action within sixty (60) days of Licensee providing to Licensor notice of such unauthorized use and Licensee’s intention to take action against such unauthorized use or infringement, Licensee may take such action at the end of this sixty (60) day period); provided however that Licensee keeps Licensor informed of the status of Licensee’s activities regarding such action, and any settlement or other resolution thereof. Licensor shall cooperate with Licensee or join in any such action at Licensee’s request and expense, and if necessary assign any chose in action or other right to Licensee. Any award, or portion of any award, recovered by Licensee in any such action or proceeding commenced by Licensee as permitted herein shall belong solely to Licensee, after recovery by both parties of their respective actual out-of-pocket costs. The parties hereby agree to cooperate with each other in the conduct or defense of any legal action, and in the negotiations in respect of any legal action relating to the Mark, and each will provide to the other all relevant data, information and material in its possession which may be helpful in such action or negotiation, at the cost and expense of the party requesting such data, information and material.

7.                                        No License Fee; No Royalty Fee. The License granted under this Agreement is a fully paid and royalty-free license. Licensor shall not be entitled to any royalties or other remuneration for any uses of the Mark by Licensee as permitted by Licensor under this Agreement.

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8.                                        Insurance. Licensee shall maintain, or cause to be maintained, comprehensive liability insurance with the premium thereon fully paid in advance, by and binding upon some solvent insurance company licensed to do business in the State of Texas, and with an A.M. Best rating of “A-VIII” or better, affording minimum protection of not less than One Million and 00/100 Dollars ($1,000,000.00) combined single limit bodily injury and property damage and shall name Licensor, The Woodlands Operating Company, L.P., and each of such entities’ respective partners, officers, employees and agents (“Licensor Group”) as additional insureds under the applicable policy. Insurance maintained by Licensee shall be primary to any similar type coverage maintained by Licensor. Licensee agrees to maintain a certificate of insurance on file with Licensor at all times while this Agreement is in effect.

9.                                        INDEMNIFICATION.

(a) BY LICENSEE. LICENSEE AGREES TO FULLY INDEMNIFY, DEFEND AND HOLD HARMLESS THE LICENSOR GROUP FROM AND AGAINST ANY AND ALL CLAIMS, SUITS, ACTIONS, DEMANDS, LIABILITIES, LOSSES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND COSTS OF LITIGATION WHETHER INCURRED FOR LICENSOR’S PRIMARY DEFENSE OR FOR LICENSOR’S ENFORCEMENT OF ITS INDEMNIFICATION RIGHTS HEREUNDER) AND ANY FINES, PENALTIES, AND ASSESSMENTS (COLLECTIVELY, “CLAIMS”) THAT RELATE TO, RESULT FROM, OR ARISE OUT OF (I) ANY MATERIAL BREACH BY LICENSEE OF ANY PROVISION OF THIS AGREEMENT THAT IS NOT CURED BY LICENSEE WITHIN THIRTY (30) DAYS OF THE DATE THAT LICENSOR PROVIDES WRITTEN NOTICE TO LICENSEE OF SUCH BREACH OR MATERIAL BREACH BY LICENSEE OF ANY REPRESENTATION OR WARRANTY MADE BY LICENSEE IN THIS AGREEMENT; AND (II) ANY CLAIM BROUGHT BY ANY THIRD PARTY BASED ON ANY USE OF THE MARK BY LICENSEE, OTHER THAN IN EACH CASE IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, THAT INFRINGES ON SUCH THIRD PARTY’S INTELLECTUAL PROPERTY RIGHTS; AND (III) ANY CLAIM FOR PRODUCT LIABILITY ARISING SOLELY FROM THE DEFECTIVE MANUFACTURE OF PRODUCTS SOLD OR OFFERED BY LICENSEE USING THE MARK. NOTWITHSTANDING THE FOREGOING AND EXCEPT FOR CLAIMS FOR PRODUCT LIABILITY, LICENSEE’S INDEMNITY OBLIGATION HEREUNDER SHALL NOT APPLY TO THE EXTENT ANY SUCH INFRINGEMENT OR VIOLATION IS BASED ON LICENSOR’S USE OF THE MARK OR LICENSEE’S USE OF THE MARK IN ACCORDANCE WITH THE TERMS OF THE LICENSE AND THIS AGREEMENT. THIS INDEMNITY SHALL NOT BE EXCLUSIVE OF OTHER REMEDIES THAT MAY BE SOUGHT BY LICENSOR. THIS PROVISION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

(b) BY LICENSOR. LICENSOR AGREES TO FULLY INDEMNIFY, DEFEND AND HOLD HARMLESS LICENSEE FROM AND AGAINST ANY AND ALL CLAIMS, SUITS, ACTIONS, DEMANDS, LIABILITIES, LOSSES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND COSTS OF LITIGATION WHETHER INCURRED FOR LICENSOR’S PRIMARY DEFENSE OR FOR LICENSOR’S ENFORCEMENT OF ITS INDEMNIFICATION RIGHTS HEREUNDER) AND ANY FINES, PENALTIES, AND ASSESSMENTS (COLLECTIVELY, “CLAIMS”) THAT RELATE TO, RESULT FROM, OR ARISE OUT OF ANY MATERIAL BREACH BY

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LICENSOR OF ANY REPRESENTATION OR WARRANTY MADE BY LICENSOR IN THIS AGREEMENT, AND (II) ANY CLAIM OF INTELLECTUAL PROPERTY AND/OR TRADEMARK INFRINGEMENT BROUGHT BY ANY THIRD PARTY BASED ON ANY USE OF THE MARK BY LICENSOR OR BROUGHT BY ANY THIRD PARTY BASED ON ANY PERMITTED USE OF THE MARK BY LICENSEE UNDER THIS AGREEMENT. THIS INDEMNITY SHALL NOT BE EXCLUSIVE OF OTHER REMEDIES THAT MAY BE SOUGHT BY LICENSEE. THIS PROVISION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

10.                                LIMITATION OF LIABILITY. IN NO EVENT, SHALL EITHER PARTY, OR SUCH PARTY’S RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MANGERS, MEMBERS, EMPLOYEES OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES WHETHER BASED ON BREACH OF CONTRACT, BREACH OF EXPRESS OR IMPLIED WARRANTY, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY, OR ANY OTHER LEGAL THEORY EVEN IF SUCH PARTY WAS SPECIFICALLY ADVISED ABOUT THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.

11.                               Ownership. LICENSOR REPRESENTS AND WARRANTS TO LICENSEE THAT LICENSOR OWNS THE MARK AND THAT IT HAS THE RIGHT TO GRANT TO LICENSEE ALL RIGHTS, WHETHER SUCH RIGHTS ARE EXPRESS OR IMPLIED, DESCRIBED IN THIS AGREEMENT AND THE LICENSE. Licensee acknowledges and agrees that Licensor owns all right, title and interest in and to Mark, and agrees that the benefit, and goodwill associated with the use of the Mark shall inure entirely for the benefit of Licensor. Licensee acknowledges and agrees that the rights and licenses granted to Licensee pursuant to this Agreement are of a contractual nature only, and that this Agreement and the License do not grant Licensee any ownership rights to the Mark. Licensee agrees that, during the active term of the License, Licensee will not contest or challenge Licensor’s ownership of or exclusive rights to the Mark.

12.                              Assignment.

(a)                                  Licensor may in the future sell, assign, convey or otherwise transfer, all or a portion of The Woodlands Waterway and/or the Mark (along with goodwill associated with the Mark) to Town Center Improvement District of Montgomery County, Texas (“TCID”). In the event Licensor sells, assigns, conveys or otherwise transfers the ownership rights to the Mark, as distinguished from a nonexclusive or exclusive license with respect to the Mark (“Transfer of the Mark”), to TCID or any third party, such Transfer of the Mark shall be subject to this Agreement, and such third party assignee shall assume the Mark subject to Licensee’s License and rights to the use the Mark as provided in this Agreement and shall assume all duties and obligations of Licensor to Licensee under this Agreement except to the extent that any indemnity obligations by an assignee (such as TCID) are prohibited by law. Licensor agrees to provide written notice of such Transfer of the Mark at least thirty (30) days prior to the closing of such Transfer of the Mark. The License and this Agreement shall survive any such Transfer of the Mark by Licensor or any third party assignee.

(b)                                 Licensee may assign, sell, convey or otherwise transfer Licensee’s rights under the License and this Agreement to a purchaser of the assets of Licensee’s Business

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or the Hotel, to an entity that acquires a controlling interest in Licensee’s Business or Hotel or to an entity that acquires ownership of Licensee’s Business or Hotel by a collateral assignment resulting from any mortgage financing, subject to such assignee having substantial financial assets to purchase and maintain the hotel on a like level as Licensee as a first class, full-service hotel. Licensee may not otherwise assign or sublicense its rights under this Agreement to any third party without the express written consent of Licensor.

13.                                 Notices. All notices, offers, consents, or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made when actually received, if delivered personally, by messenger, by nationally known overnight courier service, by facsimile (with an original to follow via regular mail) or by registered or certified U.S. mail with return receipt requested, and addressed to the address of the intended recipient as set forth below. A Party may change its address by giving notice in writing stating its new address to the other Party.

If to Licensee:	Inland American Lodging Woodlands TRS Limited Partnership
390 N. Orange Ave. Suite 1650
Orlando, Florida 32801 Attention: Mr. Edwin Hendricksen Fax No.: (407)999-8428

If to the Licensor:	The Woodlands Development Company
2201 Timberloch Place
The Woodlands,Texas 77380
Attention: General Counsel Fax No. (281)719-7324

14.                                 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF TEXAS EXCLUSIVE OF CONFLICTS OF LAW PROVISIONS. ALL OBLIGATIONS OF THE PARTIES CREATED HEREUNDER ARE PERFORMABLE IN MONTGOMERY COUNTY, TEXAS.

15.                                 Waiver of Jury Trial. THE PARTIES WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ALL CLAIMS AND CAUSES OF ACTION RELATED TO OR ARISING OUT OF THE NEGOTIATION OR PERFORMANCE OF THIS AGREEMENT.

16.                                 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, any such invalid, illegal or unenforceable provision shall be treated as modified to the least extent necessary to rectify its invalidity, illegality or unenforceability, and shall be enforced as so modified. If no feasible modification shall save such provision, it will be severed from the remainder of this Agreement, as appropriate. The remaining provisions of this Agreement shall be unimpaired, and remain in full force and effect

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17.                                   Non-Waiver. A failure of either party to enforce at any time any of the provisions of this Agreement, or to require at any time performance of any of the provisions hereof, shall in no way affect the full right to require such performance at any time thereafter. No waiver shall be deemed a waiver of any other breach of the same or any other term or condition hereof.

18.                                   Successors and Assigns. Subject to the provisions of Section 11, this Agreement and all of the terms and provisions hereof shall be binding upon and shall inure to the benefit of each of the Parties and their respective successors and permitted assigns.

19.                                   Merger and Amendments. This Agreement contains the entire understanding and agreement of the Parties and supersedes any prior understandings and written or oral agreements between them respecting this subject matter. This Agreement may be amended only by the written consent of the Parties hereto.

20.                                   Mutual Agreement; Consent. Approval. Except as otherwise provided elsewhere in this Agreement, if the terms and conditions hereof require the Parties to mutually agree to, consent to or approve of some matter, it is agreed and understood that such agreement, consent or approval will not be unreasonably withheld, conditioned or delayed. If the terms and conditions hereof require the Parties to negotiate or agree on a point, such negotiation shall be undertaken and conducted by the Parties in good faith.

21.                                   Headings; Pronouns and Plurals. The headings in this Agreement are for the purpose of convenience only. They are not intended to be a material part of the Agreement, and in the event of any conflict between the heading and the text, the text shall govern. Whenever the context may so require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

22.                                   Third Party Beneficiary. Any agreement to perform any obligation or pay any amount herein contained, express or implied, shall be only for the benefit of the Licensor or Licensee, and their respective successors and permitted assigns, and such agreements shall not inure to the benefit of any third party whomsoever, it being the intention of the undersigned Parties that no one shall be or be deemed to be a third-party beneficiary of this Agreement.

23.                                   No Presumptions. No presumption will apply in favor of a Party in the interpretation of this Agreement or in the resolution of any ambiguity of any provisions thereof.

24.                                Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

NOTICE OF INDEMNIFICATION: THE PARTIES TO THIS AGREEMENT HEREBY ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS IN SECTION 9.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above,

LICENSOR

The Woodlands Commercial Properties Company, L.P., a Texas Limited Partnership

By:	The Woodlands Operating Company, L.P., a Texas Limited Partnership Its Authorized Agent

By:
Name:
Title:

LICENSEE

INLAND AMERICAN LODGING WOODLANDS TRS LIMITED PARTNERSHIP, an Illinois limited partnership

By:	INLAND AMERICAN LODGING WOODLANDS TRS GP, L.L.C., a Delaware limited liability company, General Partner

By:	INLAND AMERICAN LODGING OPERATIONS TRS INC., a Delaware corporation, Sole Member

By:	/s/ Edwin Hendriksen
Name:	Edwin Hendriksen
Title:	Senior Vice President

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Exhibit “A”

Federal Registration for the Trademark “THE WOODLANDS WATERWAY”

Mark	Registration Number	Registration Date

THE WOODLANDS WATERWAY	2555432	April 2, 2002

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SCHEDULE 5

LEASE AGREEMENT

[Lease Agreement is behind this page.]

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is entered into to be effective as of                      , 2007, by and between INLAND AMERICAN LODGING WOODLANDS TRS LIMITED PARTNERSHIP, an Illinois limited partnership (“Landlord”), and THE WOODLANDS OPERATING COMPANY, L.P., a Texas limited partnership (“Tenant”). For and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Landlord and Tenant hereby agree as follows:

1.                                     LEASED PREMISES. Landlord is an Affiliate (as hereafter defined) of Inland American Lodging Woodlands Limited Partnership, an Illinois limited partnership (the “Owner”). Owner owns the Building and has leased the Building to Landlord pursuant to that certain Lease Agreement of even date herewith (the “TRS Lease”). The Landlord is also, with respect to the Management of the Building, party to a Management Agreement with Marriott Hotels Services, Inc. (“Manager”). Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the rental and on the terms and conditions herein set forth certain space designated herein as Suite 1401 and containing approximately 840 square feet as reflected on Exhibit A attached hereto and made a part hereof by reference (the “Premises”), on the fourteenth floor of the building located at 1601 Lake Robins Drive, The Woodlands, Texas 77380, and known as The Woodlands Waterway Marriott Hotel and Convention Center (the “Building”). Landlord grants Tenant a non-exclusive right to use the Common Areas during the Term, in common with others and subject to the provisions of this Lease. “Common Areas” are, and shall be limited to, all present and future areas, facilities and equipment in the Building designated for the common use of the occupants, guests and invitees of the Building, including, without limitation, parking facilities (subject to payment as hereafter provided), walkways, driveways, lobbies, landscaped areas, loading areas, public corridors, public restrooms, stairs and elevators. Subject to the payment of applicable fees and charges from time to time in effect for visitor parking in the parking facilities serving the Building, Tenant and Tenant’s agents, employees, licensees and invitees shall have the non-exclusive right to use the parking facilities serving the Building (which shall not exceed the standard rates charged to hotel guests and users of meeting an conference facilities in the Building), in common with the hotel guests and users of meeting and conference facilities in the Building, and Tenant’s invitees shall be permitted to utilize the visitor parking spaces within such parking facilities. In addition to the foregoing and provided no event of default exists, and subject to payment by Tenant of applicable charges from time to time established by Landlord for parking permits, Landlord agrees to make available to Tenant five (5) parking permits, each for the non-exclusive use by a single automobile 24 hours a day and 7 days a week in the so-called “East Garage”, which is immediately adjacent to the Building.

2.                                     TERM. Subject to and upon the conditions set forth herein, the term of this Lease shall be for a period of ten (10) years, beginning on November               , 2007 (“Commencement Date”) and ending on the tenth (10th) anniversary of the Commencement Date (the “Term”).

3.                                     USE. The Premises shall only be used and occupied by Tenant as a marketing center, conference room, hospitality suite, and/or office, and for other uses in support of Tenant’s and Tenant’s Affiliates’ business development, marketing and sales activities, or for other similar commercial uses by Tenant and its Affiliates allowed by applicable law. Provided, however, neither Tenant, nor any Affiliate of Tenant, shall have a full-time, permanent staff in the

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Premises, or use the Premises for any hotel use, condominium hotel use or other transient guest use or as a design center/showroom (i.e., stocked with materials samples for the buildout of tenant space). The parties acknowledge that Tenant will use the Premises for general marketing purposes with respect to the Town Center area of The Woodlands, including marketing for a competitive facility; however, Tenant will not use the Premises primarily for a competitive purpose nor shall the Premises be used by a competitor of Landlord, Manager or the Hotel. The Landlord agrees that for purposes of this Lease that The Woodlands Operating Company, L.P. is not a competitor of Landlord, Manager or the Hotel.

4.                                      SECURITY DEPOSIT. None.

5.                                      BASE RENT. During the Term and as part of the consideration for Landlord’s execution of this Lease, Tenant shall pay to Landlord annual installments of One Dollar ($1.00) (the “Base Rent”) payable at the office of Landlord in legal tender of the United States of America, in advance, without demand, deduction or set-off, on the Commencement Date and each anniversary thereof during the Term. Landlord acknowledges that contemporaneously herewith Tenant has paid to Landlord the Base Rent for the entire Term (i.e., $10.00) and that no additional payments of Base Rent shall be required during the Term. Landlord and Tenant acknowledge and agree that (i) this Lease is being entered into contemporaneously with the sale of the Building by Tenant to Landlord, (ii) Tenant would not have agreed to such sale without the lease of the Premises to Tenant as contemplated herein, and (iii) the sales price received by Tenant from Landlord reflects a reduction due to this Lease and such reduction constitutes consideration for the lease of the Premises to Tenant that is in addition to the Base Rent provided above.

6.                                      GROSS LEASE. Tenant leases the Premises on a gross lease basis; and as such, included in the payment of the Base Rent herein specified, are all taxes, insurance premiums, utilities (including, without limitation, electricity, water, wastewater, telephone, basic cable television (consistent with the basic cable provided in guest rooms of the Building), and high-speed internet service available 24 hours a day and 7 days a week), heating, ventilation and air conditioning (“HVAC”), housekeeping and janitorial service, and costs of repairs and maintenance. However, Tenant shall pay for all costs of repairs and maintenance for damage caused by Tenant or its guests, invitees, employees, agents and licensees as well as long-distance phone charges and premium cable television charges.

7.                                      CATERING AND HOUSEKEEPING SERVICES. Landlord shall provide on-demand catering and housekeeping services to the Premises consistent with existing hotel practices. Further, Tenant shall, subject to the payment of applicable charges charged to hotel guests and users of meeting and conference facilities in the Building, be entitled to utilize all other services provided to such hotel guests and users of meeting and conference facilities. Notwithstanding the foregoing, Tenant shall not be charged for the housekeeping services provided to the Premises. With respect to the catering, Tenant shall be charged the same rates charged by Landlord to other guests and invitees making comparable use of Landlord’s catering services. Tenant shall pay to Landlord the charges for such services within ten (10) days after Landlord renders a statement therefor to Tenant. All past due amounts owed hereunder by Tenant shall bear interest at the rate of twelve percent (12%) per annum or the highest lawful rate, whichever is less, from the date due until paid. To the extent Landlord has contracted with a hotel management company or other third-party to perform any of the services or other obligations of Landlord under this Lease,

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Landlord shall cause such hotel management company or other third-party to perform such services and obligations in accordance with the terms and conditions of this Lease.

8.                                      QUIET ENJOYMENT. Tenant, on paying the rent and performing the covenants herein, shall and may peaceably and quietly have, hold and enjoy the Premises for the Term.

9.                                      FURNITURE, FIXTURES AND EQUIPMENT. Landlord acknowledges that the furniture, trade fixtures and equipment and all other personal property located in the Premises as of the Commencement Date (collectively, “Tenant’s Property”), is and shall remain the property of Tenant, and Tenant may at any time and from time to time remove and/or replace the same or install any additional such items. Tenant acknowledges that all other fixtures and the carpeting, paneling or other wall covering are and shall remain the property of Landlord. Tenant may replace Tenant’s Property as aforesaid and make other alterations and improvements to the Premises that do not impact the structural components of the Building or the mechanical, electrical or plumbing systems of the Building provided Tenant obtains Landlord’s prior written consent, which consent will not be unreasonably withheld. Tenant may not make any other alterations or improvements to the Premises without the express prior written consent of Landlord, which consent may be given, withheld or conditioned in Landlord’s sole discretion.

10.                               SUBLETTING AND ASSIGNING. Tenant shall not, without Landlord’s prior written consent, which may be granted, conditioned or withheld in Landlord’s sole discretion, (i) assign Tenant’s interest under this Lease, in whole or in part, including by operation of law or otherwise (ii) mortgage or pledge the same, and/or (iii) sublet the Premises, or any part thereof, Notwithstanding the foregoing, Tenant may, without the consent of Landlord, (x) assign Tenant’s interest under this Lease, in whole or in part, to an Affiliate of Tenant, and/or (y) sublet the Premises, or any part thereof, to an Affiliate of Tenant. Landlord shall have the right to assign or transfer, in whole or in part, its rights and obligations hereunder and in the Building. Tenant specifically agrees to look solely to Landlord’s interest in the Building for the recovery of any judgment from Landlord and agrees that Landlord shall never be personally liable for any such judgment. For purposes of this Lease, the term “Affiliate” means any entity which directly controls, or is under common control, with Tenant. For purposes hereof, the term “Control” means the possession of the power to direct or cause the direction of the management and policies of such entity. Provided, however, for purposes of this Lease, Affiliate shall not include any entity that is a direct competitor of Manager or the Hotel.

11.                               FIRE AND CASUALTY. If the Premises or Building are partially or totally destroyed by fire or other casualty and Landlord in its sole discretion elects to repair or restore the same, then Landlord shall repair and restore the Premises as soon as it is reasonably practicable, to substantially the same condition in which the same were before such damage, failing which this Lease shall be terminable as of the date of the occurrence of the damage or destruction, by either party hereto by serving written notice to the other. Notwithstanding the foregoing, if such damage is generally limited to the Premises, and not caused by an act or omission of Tenant, then Landlord shall repair and restore the Premises as soon as it is reasonably practicable, to substantially the same condition in which the same was before such damage.

12.                               DEFAULT BY TENANT. If Tenant defaults in any covenant or agreement to be performed by it and, if after written notice is given by Landlord to Tenant, such default shall continue for a period of thirty (30) days (or such longer period of time following diligent efforts to cure as may

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be reasonably necessary to cure such default), then Landlord may, as its sole and exclusive remedy, terminate this Lease and take full and absolute possession of the Premises free from any subsequent rights or obligations of Tenant. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default.

13.                              HOLD HARMLESS. Tenant will indemnify Landlord for, and hold Landlord harmless from and against all fines, suits, claims, demands, liabilities, and actions (including costs and expenses of defending against such claims) resulting or alleged to result from any damage or injury occurring in the Premises), to the extent resulting from Tenant’s gross negligence or willful misconduct. Landlord will indemnify Tenant for, and hold Tenant harmless from and against all fines, suits, claims, demands, liabilities, and actions (including costs and expenses of defending against such claims) resulting or alleged to result from any damage or injury occurring in the Building (excluding the Premises), to the extent resulting from Landlord’s gross negligence or willful misconduct.

14.                              INSURANCE. Tenant shall procure and maintain (i) commercial general liability insurance with a combined single limit of at least $2,000,000 and (ii) special form property insurance covering the full replacement cost of Tenant’s Property. Landlord or Manager shall procure and maintain (x) commercial general liability insurance with a combined single limit of at least $2,000,000 and (y) special form property insurance covering the full replacement cost of the Building.

15.                              WAIVER OF SUBROGATION. Landlord and Tenant hereby waive any rights each may have against the other, on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises or the Building, or their respective contents, arising from any risk actually covered by valid and enforceable special form property insurance, to the extent of such coverage. Landlord and Tenant each agree to cause an endorsement to be furnished to their respective insurance policies recognizing this waiver of subrogation.

16.                              SEVERABILITY. This Lease shall be construed in accordance with the laws of the State of Texas. If any clause or provision of this Lease is illegal, invalid or unenforceable, under present or future laws effective during the Term hereof, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

17.                              SUCCESSORS AND ASSIGNS. This Lease and all the covenants herein contained shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns, if any.

18.                               SUBORDINATION. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter placed upon the Premises and to any renewals and extensions thereof, and Tenant acknowledges that such subordination is automatic without any further documentation. Upon demand, Tenant agrees to execute such further commercially reasonable instruments subordinating this Lease, as Landlord may request. In the event of a foreclosure of any such mortgage, deed of trust or other lien or of any other action or

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proceeding for the enforcement thereof, or of any sale thereunder, including acquisition of Landlord’s interest in the Building by the holder of any such mortgage, deed of trust or other lien, Tenant will attorn to such purchaser.

19.                              ACCESS BY LANDLORD. Upon reasonable advance notice to Tenant, Landlord, its agents and employees shall have access to and the right to enter upon the Premises at any reasonable time to provide the services to be provided by Landlord hereunder and to make any repairs or alterations required to be made by Landlord hereunder. Landlord and its agents and employees will use commercially reasonable efforts not to disrupt Tenant’s business operations in the Premises while exercising its access rights under this Section 19.

20.                              HOLDING OVER. If Tenant holds over after the expiration or termination of this Lease, such hold over shall be as a tenant at will and all of the terms and provisions of this Lease shall be applicable during such period, provided Tenant shall pay to Landlord as and for Rent during such hold over period, the sum of $10,000 per month and Tenant will vacate the Premises and deliver the same to Landlord within thirty (30) days after the date of Tenant’s receipt of written notice from Landlord to vacate the Premises. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as herein provided.

21.                              ENTIRE AGREEMENT. This instrument and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended or modified except by written instrument signed by both parties hereto. Paragraph captions herein are for Landlord’s and Tenant’s convenience only, and neither limit nor amplify the provisions of this instrument.

22.                              ATTORNEYS’ FEES. If any action or proceeding is commenced by either party to enforce their rights under this Lease or in connection with any default hereunder, the prevailing party in such action or proceeding shall be entitled to recover reasonable attorneys’ fees and expenses, in addition to any other relief awarded by the court.

23.                               NOTICES. Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and delivered personally or forwarded by Certified or Registered Mail, postage prepaid or other reputable common carrier guaranteeing next-day delivery, addressed as follows:

To the Landlord:	Inland American Lodging Woodlands TRS Limited Partnership 390 N. Orange Avenue, Ste. 1650 Orlando, Florida 32801 Attn: Mr. Edwin Henriksen

To the Tenant:	The Woodlands Operating Company, L.P.
2201 Timberloch Place
The Woodlands, Texas 77380
Attn:

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Such addresses may be changed from time to time by either party by serving notice as above provided.

24.                               BROKERS. Each party represents and warrants to the other party that it has had no dealings with any real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and hold harmless the other party from and against any liability from all claims for commission arising from the actions of the indemnifying party.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, this Lease Agreement has been executed by the parties as of the date first set forth above.

LANDLORD:		TENANT:

INLAND AMERICAN LODGING WOODLANDS TRS LIMITED PARTNERSHIP, an Illinois limited partnership		THE WOODLANDS OPERATING COMPANY, L.P., a Texas limited partnership

By:	INLAND AMERICAN LODGING	By:
	WOODLANDS TRS GP, L.L.C, a	Name:
	Delaware limited liability company,	Title:
General Partner

By:	INLAND AMERICAN LODGING OPERATIONS TRS, INC., a Delaware corporation, Sole Member

By:
Name:
Title:

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